UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                            Filed by a Party other than the
Registrant
  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CLEARWATER PAPER CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLEARWATER PAPER CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

  May 11, 2023

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Clearwater Paper Corporation 2023

LETTER FROM OUR CEO

Clearwater Paper Corporation 601 West Riverside, Suite 1100 Spokane, WA 99201

Dear Clearwater Paper stockholders and stakeholders,

We continued to perform well in 2022 as we offset the impacts of inflation with pricing and a focus on productivity. We generated strong cash flows, reduced debt, and improved our overall financial flexibility. Since 2020, we have reduced net debt by $377 million, putting us in a stronger position to take advantage of opportunities to create stockholder value. I am pleased with our progress and believe that we are well positioned for another strong year in 2023.

Performance in our paperboard business in 2022 remained strong, with robust demand and higher pricing. Our team did an excellent job of capitalizing on a strong market while servicing customers and maintaining longstanding relationships. Performance in our tissue business improved, with strong market demand and improved operational performance. Private branded share of the tissue market continued to grow as consumers looked for ways to offset inflation. Our team continued to focus on recovering margins through higher productivity and pricing.

You can find a more detailed summary of our 2022 performance highlights on page 2.

As we look out into 2023, we expect a normalization of paperboard market conditions and a strengthening in our tissue business. Inflation is moderating and we expect previously announced price increases to offset the impacts of higher costs. We are challenging our teams to accelerate our operating performance, particularly in manufacturing and supply chain areas.

We continue to make progress in areas of sustainability. While our products are inherently renewable, we now offer paperboard containing post-consumer recycled content and a compostable cup alternative. We have also set targets to reduce greenhouse gas emissions by 2030. You can read more about our commitments in the company’s 2022 ESG report.

Our people are the core to everything that we do. We are focused on providing an attractive employee proposition, including competitive wages and comprehensive benefits. In addition, we are centered on fostering a diverse and inclusive environment that is critical to attracting the talent that we need. We are committed to increasing representation of underrepresented groups within our ranks to better represent the communities in which we operate.

We seek your voting support for the items described in this proxy statement. Thank you for your investment and trust in Clearwater Paper.

Sincerely,

Arsen S. Kitch

President and Chief Executive Officer

Clearwater Paper Corporation 2023

i

LETTER FROM OUR CHAIR OF THE BOARD

Clearwater Paper Corporation 601 West Riverside, Suite 1100 Spokane, WA 99201

Dear Clearwater Paper stockholders and stakeholders,

As Arsen has described in his letter, the company performed strongly last year and has continued to improve its financial position. The Board deeply appreciates the hard work and efforts of our employees and management that have made 2022 a success.

Last year I outlined in my letter how the Board works together to provide independent oversight of management and stewardship of your interests. An updated summary of this outline is included on pages 3-4. This year I want to provide you with some insights into topics our Board regularly discusses with management. This is by no means a complete list and much of the detail is commercially sensitive or confidential.

The Board and management are constantly trying to “look around the corner” to understand what changes will appear in our external environment. The current most immediate topic is inflation. We expect the pace of inflation to moderate, but for it to persist well beyond this year. Another set of important issues is the current and anticipated changes in the markets of our customers and the resulting changes to the products and services they expect from Clearwater Paper. Related to that discussion are the potential changes in the demand and supply balances in each of our markets. Looking longer term, but with high urgency, is our work to find ways to meet our sustainability targets in an economically responsible manner.

We are also focused on two subjects that are key to building a successful future for our company, employees, stockholders, and communities. Those subjects include: the activities necessary to accelerate the rate of improvement in the company’s operating performance in its manufacturing and supply chain and, what we need to do to draw on the talents of our people more effectively and capture the benefits of greater diversity in our ranks. The 2022 ESG report includes our targets for greenhouse gas emission reductions and our diversity goals and is available on our website.

Finally, we intend to seek shareholder approval at our 2024 annual stockholder meeting to declassify our Board.

The Board is committed to serving your interests and we look forward to continued conversations in the years to come.

Thank you for your support.

Alexander Toeldte

Chair of the Board

Clearwater Paper Corporation 2023

PROXY STATEMENT TABLE OF CONTENTS

Clearwater Paper Corporation 2023

Clearwater Paper Corporation 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, May 11, 2023 Time: 9:00 a.m. Pacific Place: Grand Hyatt Seattle 721 Pine Street, Seattle WA 98101 Via webcast: https://register.proxypush.com/CLW Record Date: March 13, 2023

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. Each attendee must present the proper form of documentation (as described in the section “Annual Meeting Information”) to be admitted.

You may vote your shares in one of four ways:
	MAIL Return the proxy card by mail in the postage paid envelope	INTERNET go to www.proxyvote.com	TELEPHONE call the toll free number 1-800-690-6903	IN PERSON Attend the Annual Meeting with your ID.

MEETING AGENDA / PROPOSALS

We are holding this meeting to:

•	elect three directors to the Clearwater Paper Corporation Board of Directors;

•	ratify the appointment of our independent registered public accounting firm for 2023;

•	hold an advisory vote to approve the compensation of our named executive officers;

•	hold an advisory vote on the frequency of the say-on-pay vote;

•	approve an amendment to the Clearwater Paper Corporation 2017 Stock Incentive Plan; and

•	transact any other business that properly comes before the meeting.

Financial and other information concerning Clearwater Paper is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2022. This proxy statement and our 2022 Annual Report to Stockholders are available on our website at www.clearwaterpaper.com by selecting “Investors,” “Financial Info” and then “Annual Reports.” Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	By Order of the Board of Directors,

On or about March 30, 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders containing instructions on how to access our 2023 Proxy Statement and 2022 Annual Report to Stockholders. Some of our stockholders, including stockholders that hold shares in one of our Clearwater Paper 401(k) Savings Plans, were not mailed the Notice and instead were mailed paper copies of our 2023 Proxy Statement and 2022 Annual Report on or about March 30, 2023.

MICHAEL S. GADD
Senior Vice President, General Counsel and Corporate Secretary

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

1. KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS

2022 PERFORMANCE HIGHLIGHTS

We are a premier private brand tissue manufacturer and producer of high-quality paperboard products. Our products can provide more sustainable alternatives to products made from non-renewable resources. 2022 was a year of solid performance with continued strong results in paperboard and improvements in tissue. Overall net sales were up 17% to $2.1 billion and net income was $46 million or $2.68 per diluted shares, up from a net loss in 2021.

Our pulp and paperboard division generated $1.1 billion in net sales, a 20% increase over 2021 results. Our consumer products segment tracked similar growth year over year, generating $950 million in net sales, a 14% increase over 2021.

In 2022 we continued to execute on our near-term strategy to prioritize free cash flow while paying down debt. In that respect, in 2022, we reduced net debt by $108 million for a total reduction of $377 million since 2020.

CORPORATE SOCIAL RESPONSIBILITY (CSR) AND ENVIRONMENTAL HIGHLIGHTS

Clearwater Paper’s Board and management carefully consider the impact our decisions have beyond our bottom line. Our commitment to the environment, the communities in which we do business, and the health, safety and equal opportunity for all of our employees is the foundation of our long-term success. We are proud to highlight this commitment in the Corporate Responsibility section of this proxy and in our Corporate and Social Responsibility report, which can be found on our website at www.clearwaterpaper.com under “Sustainability.” The Corporate and Social Responsibility report was updated in 2022 and includes our goals to reduce greenhouse gas emissions and diversity goals.

We completed our second report, extended form, through the Carbon Disclosure Project (CDP), with disclosure of our greenhouse gas (GHG) emissions. In 2022, we submitted a 30% GHG emission reduction by 2030 goal to the Science Based Targets initiative (SBTi). In the year reported, 2021, we completed 6 energy efficiency projects, requiring an aggregate capital investment of $2.39 million to reduce overall energy consumption, emissions and operating expenses. We also reduced our water usage by 8% from 2020 and continue to clean and redeploy a majority of our water to its original source. We continue working with a globally recognized sustainability consultant to help us analyze and reduce our scope 1, 2 and 3 GHG emissions.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

2. CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

GOVERNANCE HIGHLIGHTS

Commitment to Strong Governance Standards: We follow and abide by the following best practices:

Independence, Board Composition and Refreshment

•	The Board currently has 9 members, 8 of whom are independent and 4 of whom reflect diversity in gender, ethnicity, or race.

•	Since 2019, 5 new Board members have been added to the Board.

•	There are three standing committees, each made up entirely of independent directors.

•	The independent directors meet regularly without management present.

Board Practices

•	The Board and the Board Committees each perform a self-evaluation on an annual basis.

•	The Board imposes age limits on independent directors.

•	Each standing committee operates under a committee charter.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

•	The Board oversees risk management practices. The Board and the Audit Committee are responsible for Data Privacy oversight.

•

The Board oversees our environmental, social and governance (ESG) practices: the Nominating and Governance Committee, or Nominating Committee, assists the Board with respect to the overall oversight and implementation of our ESG practices, including environmental initiatives; the Compensation Committee oversees human capital management and the Audit Committee will assist with the oversight of the public reporting of ESG data.

•	The Board regularly receives information concerning, and provides input on, succession planning.

•	The Board and its committees met 22 times in 2022.

•	The Compensation Committee annually reviews our Chief Executive Officer, with the participation of all of our independent directors.

•	The Nominating Committee performs an annual performance evaluation of the Chair of the Board.

•

We have adopted a Code of Business Conduct and Ethics, which outlines our insider trading, anti-corruption and money laundering policies, and a Code of Ethics for our senior officers. We also have adopted Corporate Governance Guidelines, and a Human Rights Policy, each of which is available on our website at www.clearwaterpaper.com under “Investors” then “Governance.”

•	We do not have a “poison pill” in place.

Leadership Structure

•	The Chair of the Board and the CEO are separate.

•

Beginning on March 1, 2020, the Board appointed our Board Chair to serve as the Independent Executive Chair on an interim basis to help facilitate the leadership change in our CEO position. With the successful transition of the company’s leadership to Arsen Kitch, this role of Independent Executive Chair ceased following our 2022 annual meeting.

Voting and Nominating

•	There is a majority voting requirement in uncontested director elections.

•	Each share of Clearwater Paper is entitled to only one vote.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

BOARD OF DIRECTORS

Arsen Kitch, 41 President and Chief Executive Officer
Tenure: 2.9 years | Other Public Boards: 0

Alexander Toeldte, 63 Independent Chair of the Board
Tenure: 7 years | Other Public Boards: 0

5	new independent directors added over the past four years.

Jeanne M. Hillman, 63 Independent Vice President of Enterprise Technology and Governance of Weyerhaeuser (retired)
Tenure: 0.4 years | Other Public Boards: 0

Ann C. Nelson, 63 Independent Lead Audit Partner of KPMG (retired)
Tenure: 2.8 years | Other Public Boards: 1

John J. Corkrean, 57 Independent Audit Chair EVP and CFO of H.B. Fuller Company
Tenure: 3.9 years | Other Public Boards: 0

Christine M. Vickers Tucker, 55 Independent Vice President and General Manager of The Clorox Company Professional Products Company (retired)
Tenure: 1.8 years | Other Public Boards: 0

Joe W. Laymon, 70 Independent Vice President, Human Resources and Corporate Services of Chevron Corporation (retired)
Tenure: 3.9 years | Other Public Boards: 1

John P. O’Donnell, 62 Independent Nomination & Governance Chair CEO, president and a director of Neenah, Inc. (retired)
Tenure: 7 years | Other Public Boards: 0

Kevin J. Hunt, 71 Independent Compensation Chair Former CEO, president and a director of Ralcorp Holdings, Inc. (retired)
Tenure: 10.2 years | Other Public Boards: 1

COMMITTEE PARTICIPATION:	Chair	Member

Audit – Audit committee        Compensation – Compensation committee        Nom. & Gov. – Nominating and Governance committee

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

BOARD SKILLS SUMMARY

Our Board of Directors possesses diverse
experience and perspectives in various areas
critical to our business. The Board’s collective
knowledge ensures appropriate management and
risk oversight and supports our goal of creating
long-term sustainable stockholder value.

Senior Executive/Strategic Leadership: Senior leadership experience in complex public and private organizations as an officer or board member	●	●	●	●	●	●	●	●	●

Sustainable Manufacturing/Supply Chain: Experience and responsibility for managing or overseeing sustainable manufacturing operations and/or supply chain logistics of a company			●	●	●		●	●	●

Strategy/M&A: Strategic planning, merger and acquisition and/or divestiture experience	●	●	●	●	●	●	●	●	●

Paper Industry/Consumer Products: Experience with the pulp, tissue and paperboard industry or consumer products		●	●	●	●	●	●	●	●

Human Capital Management & Executive Compensation: Experience in human resources, diversity and inclusion, leadership development, talent management, executive compensation issues, and/or health and safety	●	●	●	●	●	●	●	●	●

Audit/Accounting/Finances: Experience preparing, auditing, analyzing, or evaluating financings and financial statements for a complex business.	●	●	●	●		●	●	●

Other Board Experience: Corporate governance experience gained as a director of a publicly listed company or other complex organization			●		●	●	●	●

Cybersecurity: Experience with cybersecurity risk management	●	●			●	●		●

Environmental, Social, and/or Governance (ESG): Experience with implementation of the environmental, social and/or governance policies, programs, and practices		●	●	●	●		●	●	●

Risk Management: Experience with financial and/or operational risk management.	●	●	●	●	●		●	●

DIRECTOR NOMINEES

This table provides a summary of information regarding our three director nominees.

					Current Committee Memberships
Name	Age	Director Since	Current Principal Occupation	Independent	Audit	Compensation	Nominating and Corporate Governance	Other Public Boards
Joe W. Laymon	70	2019	Retired VP	Yes		*	*	1
John P. O’Donnell	62	2016	Retired CEO	Yes	*		*	0
Christine M. Vickers Tucker	55	2021	Retired VP	Yes		*	*	0

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Our Board of Directors is divided into three classes serving staggered three-year terms. The average tenure of our independent directors is 4.6 years. At the Annual Meeting, our stockholders will be asked to elect three individuals to serve as directors until the 2026 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our Bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Below are the names and ages of our nine directors as of the date of this proxy statement, the year each became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director during the past five years. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

NOMINEES FOR ELECTION AT THIS MEETING FOR A TERM EXPIRING IN 2026 (CLASS III)

Joe W. Laymon

Biography: Mr. Laymon (age 70) has been a director since May 2019. Mr. Laymon served as vice president, human resources and corporate services at Chevron Corporation (NYSE:CVX), a leading global integrated energy company from 2008 until his retirement in 2017.

Current Public Directorships: Mr. Laymon has served on the board of directors for Peabody Energy (NYSE:BTU), a global coal company, since 2017 and serves as the chair of the compensation committee as well as a member of the health, safety, security & environmental committee.

Qualifications: Our Nominating Committee believes Mr. Laymon’s leadership and executive compensation, diversity and inclusion, ESG, cybersecurity, and human capital management experience and experience as a chair of the compensation committee of another public company make him an asset to our Board.

John P. O’Donnell

Biography: Mr. O’Donnell (age 62) has been a director since April 2016, including chair of our Nominating Committee since May 2020. Mr. O’Donnell served as president and CEO of Neenah, Inc. (NYSE: NP), a global specialty materials company, from May 2011 and as a director from November 2010 until his retirement in July 2020. He served as Neenah Inc.’s COO from June 2010 to May 2011 and as president, Fine Paper from 2007 to June 2010. Mr. O’Donnell was employed by Georgia-Pacific Corporation from 1985 until 2007 and held increasingly senior management positions in the consumer products division where he served as president of the north american retail business from 2004 through 2007, and as president of the north american commercial tissue business from 2002 through 2004.

Qualifications: Our Nominating Committee believes Mr. O’Donnell’s leadership, strategic planning, human capital management, M&A, supply chain and consumer product paper industry experience make him an asset to our Board.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Christine M. Vickers Tucker

Biography: Ms. Vickers Tucker (age 55) has been a director since May 2021. Ms. Vickers Tucker served as the vice president and general manager, The Clorox Company Professional Products Company, a business unit of The Clorox Company, (NYSE:CLX), a leading manufacturer and marketer of consumer and professional products, from April 2020 until her retirement in October 2021. Prior to that she was the vice president and general manager of The Clorox Professional Products Company & Retail Laundry Division from September 2018 to April 2020, and vice president and general manager, The Clorox Professional Products Company from October 2014 through August 2018, and vice president and general manager of The Clorox Company of Canada from October 2012 through October 2014.

Qualifications: Our Nominating Committee believes Ms. Vickers Tucker’s knowledge of and experience with human capital management, professional and consumer products, strategic planning, business-to-business sales and marketing and manufacturing operations make her an asset to our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL 2024 (CLASS I)

John J. Corkrean

Biography: Mr. Corkrean (age 57) has been a director since May 2019, serving as Chair of our Audit Committee since September 2019. Mr. Corkrean currently serves as executive vice president and chief financial officer for H.B. Fuller Company (NYSE:FUL), a global adhesive, sealants and chemical products manufacturer, a position he has held since 2016. Prior to that he was employed by Ecolab for 17 years in a series of financial leadership roles from 2014 through 2016 concluding as senior vice president, finance for the global energy service division.

Qualifications: Our Nominating Committee believes Mr. Corkrean’s financial, cybersecurity, executive compensation, and public company expertise and leadership background make him an asset to our Board.

Arsen S. Kitch

Biography: Mr. Kitch (age 41) has been a director since April 1, 2020. He has served as the company’s President and CEO since April 1, 2020. He served as the company’s Senior Vice President, General Manager, Consumer Products Division from May 2018 to April 2020 and served as Vice President, General Manager, Consumer Products Division from January 2018 to May 2018. He served as the company’s Vice President, Finance and Vice President Financial Planning and Analysis from January 2015 through December 2017, and served as senior director, strategy and planning from August 2013 through December 2014.

Qualifications: Our Nominating Committee believes as the CEO, Mr. Kitch’s knowledge of our day-to-day operations and the effectiveness of our business strategies provides a valuable perspective to the Board. Additionally, Mr. Kitch’s experience, knowledge, skills and expertise acquired having served as CEO, Senior Vice President of a major division, and Vice President in the financial and strategical planning aspects of the company, M&A, human capital management, and ESG experience make him an asset to our Board.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Alexander Toeldte

Biography: Mr. Toeldte (age 63) has been a director since April 2016, serving as Chair of the Board since September 2018 including as Independent Executive Chair from March 2020 to May 2022. Mr. Toeldte served as the chairman of Jitasa, Inc., a privately held provider of accounting and financial management services for not-for-profit organizations from 2014 to 2022. He served as a director of Xerium Technologies, Inc. (NYSE:XRM), a global provider of industrial products and services from 2016 until the company’s sale in 2018 and was a member of its compensation and governance committees. He served as an operating director at Paine & Partners, LLC, a private equity firm until 2016. Mr. Toeldte served as president, CEO and a director of Boise Inc., a paper manufacturer, from February 2008 to 2013 and at Boise Cascade as its executive vice president, paper and packaging from October 2005 to 2008. Mr. Toeldte’s previous experience includes serving as executive vice President of Fonterra Co-operative Group, a New Zealand based global dairy company, and CEO of Fonterra Enterprises. Beforehand Mr. Toeldte served in various capacities with Fletcher Challenge Limited Group, a New Zealand based natural resources conglomerate, including as CEO of Fletcher Challenge Building and Fletcher Challenge Paper, as well as Group CFO. He also served as chair of the board of Fletcher Challenge Canada. Mr. Toeldte was a member of the board of the American Forest & Paper Association, which he chaired in 2012, from 2008 to 2013 and from 2020 to 2022. Before his executive career Mr. Toeldte was a partner at McKinsey in Canada and Sweden.

Qualifications: Our Nominating Committee believes Mr. Toeldte’s global experience in the consumer products and paper industries, along with experience in other related industries, executive compensation, financial expertise, M&A, and leadership and board experience make him an asset to our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL 2025 (CLASS II)

Jeanne M. Hillman

Biography: Ms. Hillman (age 63) has been a director since October 2022. Ms. Hillman served as the vice president, enterprise technology and governance, at Weyerhaeuser (NYSE:WY) a timber, wood products and real estate company from May 2019 until her retirement in March 2020. At Weyerhaeuser, Ms. Hillman served as vice president, chief accounting officer from August 2013 to May 2019 and April 2006 to October 2010. From October 2010 to August 2013, she served as vice president, finance operations for a wood products business improvement initiative. She served in senior financial roles which included accountability for strategic planning, capital investment, and multiple acquisitions and divestitures from 2002 through 2016. Ms. Hillman held various financial and information technology roles beginning in May 1984.

Qualifications: Our Nominating Committee, believes Ms. Hillman’s experience in the wood products industry, financial expertise, governance, information technology, M&A, business operations, strategic planning and executive management experience make her an asset to our Board.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Kevin J. Hunt

Biography: Mr. Hunt (age 71) has been a director since January 2013, including as Chair of the Compensation Committee since May 2016. From January 2013 to January 2014, he served as a consultant to ConAgra Foods, Inc., which acquired Ralcorp Holdings Inc. in January 2013. Mr. Hunt served as president, CEO and a director of Ralcorp Holdings Inc., a producer of private-brand foods and food service products from January 2012 to January 2013. He served as co-CEO and president of Ralcorp from 2003 until 2012 and as a director from 2004 until the company’s acquisition in 2013. Prior to that period, Mr. Hunt was corporate vice president and president of Bremner Food Group. Mr. Hunt served as an advisory director of Berkshire Partners LLC, a private equity firm, from 2013 to 2015. He served as a director of Vi Jon, a manufacturer of private label personal care products owned by Berkshire Partners, from 2012 to 2017. He served as a senior advisor for C.H. Guenther and Son, Inc., a leading producer of branded and private-label food products from August 2018 until December 31, 2021.

Current Public Directorships: Mr. Hunt has served as a director of Energizer Holdings, Inc. (NYSE: ENR), a manufacturer of primary batteries, automotive care and portable lighting products since its spin-off from Edgewell Personal Care Company (NYSE: EPC) in July 2015. He is a member of Energizer’s human capital committee and serves as chairman of its finance and oversight committee.

Qualifications: Our Nominating Committee believes Mr. Hunt’s experience with private label consumer product companies, human capital management, M&A, business operations, financial expertise, strategic planning and both executive management and board experience make him an asset to our Board.

Ann C. Nelson

Biography: Ms. Nelson (age 63) has been a director since May 2020. Ms. Nelson served as a lead audit partner of KPMG, LLP, an audit services firm, from May 1994 until her retirement in September 2019. Prior to that, starting in August 1982, she served in various roles with KPMG.

Current Public Directorships: Ms. Nelson has served as a director and chair of the audit committee and is a member of the nominating and corporate governance committee of Rayonier, Inc. (NYSE: RYN), a timber REIT since 2020.

Qualifications: Our Nominating Committee believes Ms. Nelson’s leadership capabilities, knowledge of the paper industry as well as experience with cybersecurity, and human capital management, expertise in account and financial reporting, and experience as a chair of the audit committee of another public company make her an asset to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows the number of shares of common stock beneficially owned, by each owner of more than 5% of our common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. Except for our 5% holders, the table shows beneficial ownership as of March 13, 2023. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 16,984,699 shares of common stock outstanding as of March 13, 2023. Under SEC rules, beneficial ownership includes shares over which the person or entity exercises voting or investment power and any shares that the person or entity has the right to acquire within 60 days of March 13, 2023. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class	Common Stock Units (1)

Stockholders Owning More Than 5%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,863,914	(2)	16.86%

T. Rowe Price Investment Management, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,896,427	(3)	11.17%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,262,055	(4)	7.38%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,171,883	(5)	6.90%

Directors and Named Executive Officers

John J. Corkrean	-		*	16,317

Jeanne M. Hillman (6)	-			1,823

Kevin J. Hunt	-		*	29,624

Arsen S. Kitch	121,365	(7)	*

Joe W. Laymon	-		*	16,317

Ann C. Nelson	3,000		*	14,092

John P. O’Donnell	-		*	24,073

Alexander Toeldte	-		*	27,355

Christine M. Vickers Tucker	-		*	7,039

Steve M. Bowden	40,370		*

Michael S. Gadd	105,360	(8)	*

Kari G. Moyes	78,018	(9)	*

Michael J. Murphy	47,328	(10)	*

Directors and Executive Officers as a Group

(14 persons)	406,072		2.37%	136,640

*	Less than 1%

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

(1)

Represents vested common stock units as of March 13, 2023, as well as 3,100 common stock units for each director that will vest within 60 days of March 13, 2023. These stock units are not actual shares of common stock and have no voting power. In the case of our non-employee directors, these stock units are credited, along with any accrued dividend equivalents, on a one-for-one basis with common stock pursuant to our Deferred Compensation Plan for Directors (see “Compensation of Directors”). The annual deferred awards to non-employee directors are converted to cash and paid upon separation from service as a director.

(2)

Based on the stockholders’ Schedule 13G filed on January 26, 2023 with the SEC, the stockholder serves as a parent holding company registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 2,826,834 of these shares of common stock as of December 31, 2022. The Schedule indicates that sole dispositive power over all these shares is held as of December 31, 2022, by the following subsidiaries of Blackrock, Inc.: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and Blackrock Fund Managers Ltd. BlackRock Fund Advisors beneficially owns 5% or more of the total shares owned by BlackRock, Inc. More than 5% of the total outstanding shares are held in the interest of iShares Core S&P Small-Cap ETF.

(3)

Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on March 10, 2023. The stockholder is deemed to be the beneficial owner of these shares of the Company’s common stock as a result of being an investment advisor. T. Rowe Price Investment Management, Inc. serves as an investment advisor with sole voting power over 688,740 and sole dispositive power of 1,896,427 of these shares as of February 28, 2023, and T. Rowe Price Small-Cap Value Fund, Inc. serves as an investment company registered under the Investment Advisors Act, with sole voting power over 1,188,273 of these shares and sole dispositive power over none of these shares as of February 28, 2023. The Schedule indicates that these shares are held as of February 28, 2023, by various individual and institutional clients. For the purpose of the reporting requirements of the Securities Exchange Act of 1934, or Exchange Act, T. Rowe Price Investment Management, Inc. and T. Rowe Small-Cap Value Fund, Inc. are deemed to be beneficial owners of such securities; however, each expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)

Based on the stockholder’s Schedule 13G/A filed on February 10, 2023 with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over 1,262,055 of these shares, and sole voting power over 1,239,724 of these shares as of December 31, 2022 (subject to the provisions of Note 1 of such 13G/A), however, Dimensional Fund Advisors LP disclaims beneficial owner of such securities.

(5)

Based on the stockholders’ Schedule 13G/A filed on February 9, 2023 with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over 1,129,061 of these shares, shared dispositive power over 42,822 of these shares, and shared voting power over 27,767 of these shares as of December 31, 2022.

(6)	Ms. Hillman joined the Board on October 1, 2022.

(7)	Mr. Arsen’s shares includes 19,932 shares of common stock exercisable under vested stock options and 6,688 restricted stock units that will vest on April 1, 2023.

(8)

Mr. Gadd’s shares includes (i) 28 shares of common stock held in Mr. Gadd’s individual account under our 401(k) employee savings plan and (ii) 42,630 shares of common stock exercisable under vested stock options.

(9)	Ms. Moyes’ shares include 29,169 shares of common stock exercisable under vested stock options.

(10)	Mr. Murphy’s shares include 20,324 restricted stock units that will vest on April 13, 2023.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES; CODE OF BUSINESS CONDUCT AND ETHICS

We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. Our Governance Guidelines may be found on our website at www.clearwaterpaper.com under “Investors,” then “Governance.” In addition, all standing committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

We have established procedures for confidentially and anonymously reporting concerns and potential violations regarding accounting, internal controls and auditing matters, as well as concerns regarding, or potential violations of, our ethics codes and other matters.

DIRECTOR INDEPENDENCE

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of March 30, 2023, our Board had nine members, eight of whom are outside (non-employee) directors. The Chair of our Board, Alexander Toeldte, is an outside director. With the exception of Arsen S. Kitch, who served as our President and Chief Executive Officer, the Board has determined that none of our directors or their immediate family members have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All our outside directors are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy.

Our Board meets regularly in executive session without members of management present and as the Board or its individual members deem necessary. Mr. Toeldte, as the Chair, presides over these sessions. Each standing committee of the Board also meets in executive session regularly and as the committee or its individual members deem necessary. Our directors are also invited to attend the meetings of committees of which they are not members, and regularly do so.

BOARD MEETINGS

Our Board and its committees met a total of 22 times in 2022. All directors serving in 2022 attended all Board meetings and all directors attended all Board committees meetings for which they were a committee member during 2022, except for one director who missed one committee meeting. The Board does not have a policy requiring director attendance at annual meetings of our stockholders. However, all our directors attended our 2022 annual stockholders meeting by webcast and we anticipate that all will attend our 2023 annual stockholders meeting as well.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

NOMINEES FOR DIRECTOR

Our Nominating Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of and in the best interest of all stockholders. While we do not have a formal policy or requirement with respect to director diversity, we value members who represent diverse backgrounds and viewpoints and strive towards a board composition that encompasses such diversity. We added a new female Director in each of 2020, 2021 and 2022. The Nominating Committee will continue to review all measurable objectives for achieving diversity on the Board and recommend them to the Board for consideration. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee seeks to ensure that a majority of our directors are independent under NYSE rules as well as our policies, and that one or more of our directors is an “Audit Committee Financial Expert” under SEC rules.

Prior to our annual meeting of stockholders, our Nominating Committee identifies director nominees by first evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating Committee based on the membership criteria described above and set forth in our Governance Guidelines.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee must notify our Corporate Secretary in writing at our principal executive office located at 601 West Riverside Avenue, Suite 1100, Spokane, WA 99201. Each notice must include the information about the prospective nominee as would be required under our Amended and Restated Bylaws, or Bylaws. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2024” in this proxy statement.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee generally must include the following information about the prospective nominee:

•	the name, age, business address and residence address of the person;

•	the principal occupation of the person;

•	the number of shares of Clearwater Paper common stock owned by the person;

•

a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

•	a description of all compensation and other relationships during the past three years between the stockholder and the person;

•	any other information relating to the person required to be disclosed pursuant to Section 14 of the Securities Exchange Act; and

•	the person’s written consent to serve as a director if elected.

The Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our Bylaws regarding director nominations by stockholders that would apply when a stockholder wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee. A more detailed description of the information that must be provided as to a prospective nominee is set forth in Article 3 of our Bylaws, which are available on our website at www.clearwaterpaper.com by selecting “Investors” and then “Governance.”

BOARD SUCCESSION PLANNING AND RECRUITMENT

Identifying and recommending qualified individuals for appointment or election to our Board with an evaluation based on the requirements in our Bylaws and Corporate Governance Guidelines is a core responsibility of the Nominating Committee. The committee carries out this responsibility through a year-round process described below

Evaluation of Board Composition

Each year the Nominating Committee evaluates the size and composition of the Board to assess whether they are appropriate in light of the company’s evolving needs. In making this evaluation, the committee considers the company’s strategic direction, current director qualifications, the results of Board and committee self-assessments, and legal and investor relations review.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

BOARD LEADERSHIP STRUCTURE

Traditionally, the Board has elected to appoint one of its independent members to serve as Chair. In that role, Alexander Toeldte, acts as the lead independent director and, among other responsibilities, provides an independent contact to allow the other directors to communicate their views and concerns to management as well as presides over non-management executive sessions of Board meetings. From March 1, 2020 to May 16, 2022, the Board appointed Mr. Toeldte to serve as the Independent Executive Chair on an interim basis to perform additional services to help facilitate the leadership change in our CEO position. Additionally, in that role Mr. Toeldte mentored and advised our CEO, Arsen S. Kitch, and other senior management and assisted with major stockholder engagement and management in their role in strategic planning when requested by the CEO. Our Board believes that an independent Chair with prior corporate governance experience combined with a President and CEO who manages the day-to-day operations of our company while also serving as a director, provides our Board with an optimal balance in terms of leadership structure at this point in time.

In the future, the Board may elect to have the role of Board Chair and CEO performed by the same person, as other companies in our industry do. If we were to adopt that structure, the Board would appoint one of its independent members to serve as Vice Chair, who would act as the lead independent director and, among other responsibilities, provide an independent contact to allow the other directors to communicate their views, and concerns to management as well as preside over non-management executive sessions of Board meetings.

BOARD COMMITTEES

Our Board currently has three standing committees, as described below. The current charters of each of these committees are available on our website at www.clearwaterpaper.com by selecting “Investors” and then “Governance.”

Audit Committee	Description and Key Responsibilities

  Members:

•  John J. Corkrean* (Chair) (since May 2019 and
Chair since September 2019)

•  Jeanne M. Hillman* (since October 2022)

•  Kevin J. Hunt* (since September 2018)

•  Ann C. Nelson* (since May 2020)

•  John P. O’Donnell* (since May 2020)

* Audit Committee financial expert as defined by
NYSE and SEC rules.

Meetings in 2022: 8

Average Attendance in 2022: 100%

Independence: 100%

•  Assists the Board in its oversight of our accounting, financial reporting, and internal accounting control matters.

•  Reviews the quarterly and audited annual financial statements (as more fully described in its charter).

•  Exercises sole authority to select, compensate and terminate our independent registered public accounting firm as well as the committee’s own consultants and advisors.

•  Oversees the appointment, compensation and replacement of our head of internal audit.

•  Reviews our Related Person Transactions Policy and considers any related person transactions. See “Transactions with Related Persons.”

•  Pre-approves the independent registered public accounting firm’s audit fees and non-audit services and fees in accordance with criteria adopted by the committee.

•  Review the company’s policies and programs for addressing data protection as it relates to the committee’s oversight of financial risk, including both privacy and security.

•  Assists the Board in its oversight of the cybersecurity programs of the company.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Compensation Committee	Description and Key Responsibilities

  Members:

•  Kevin J. Hunt (Chair) (since January 2013 and
Chair since May 2016)

•  John J. Corkrean (since May 2020)

•  Joe W. Laymon (since May 2019)

•  Alexander Toeldte (since May 2017)

•  Christine M. Vickers Tucker (since May 2021)

Meetings in 2022: 5

Average Attendance in 2022: 96%

Independence: 100%

•  Oversees our executive compensation and benefits programs, including establishing the performance measurements and targets for executive officers’ incentive pay.

•  Annually reviews and approves executive compensation.

•  Coordinates with our Board Chair the annual performance review of our Chief Executive Officer.

•  Reviews the “Executive Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval.

•  Exercises sole authority to select, compensate and terminate its own compensation consultants or other advisors.

•  Reviews the development and implementation of the company’s practices, strategies, and policies used for recruiting, managing, and developing employees (i.e., human capital management) and for focusing on diversity and inclusion, workplace environment and safety, and corporate culture.

Nominating & Governance Committee	Description and Key Responsibilities

  Members:

•  John P. O’Donnell (Chair) (since May 2018 and Chair since May 2020)

•  Joe W. Laymon (since May 2019)

•  Ann C. Nelson (since May 2020)

•  Alexander Toeldte (since April 2016 and Chair from September 2018 to May 2020)

•  Christine M. Vickers Tucker (since May 2022)

Meetings in 2022: 4

Average Attendance in 2022: 100%

Independence: 100%

•  Identifies, evaluates, recruits and recommends to the Board nominees for election as directors.

•  Develops and recommends to the Board corporate governance principles.

•  Oversees the evaluation of the Board and assists in the evaluation of management.

•  Director succession planning is also a focus of the Nominating Committee with striking a balance between Board refreshment and the need for new or additional skill sets with maintaining the institutional knowledge about our business and operating history.

•  Exercises sole authority to select, compensate and terminate its own consultants and advisors.

•  Assists the Board in its review of the development, oversight, and implementation of the company’s ESG policies, programs, and practices, and discusses with management such ESG matters, including sustainability, environmental protection, community and social responsibility, and human rights.

BOARD AND RISK OVERSIGHT

Board of Directors

One of the responsibilities of our Board is to provide oversight of our risk management practices in order to ensure appropriate risk management systems are employed throughout the company. Management, which is responsible for the day-to-day assessment and mitigation of our risks, utilizes an enterprise risk management, or ERM, program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

decision making. To assist and strengthen management’s risk assessment and mitigation efforts, we have a Risk Management Committee whose management members represent a company-wide perspective and provide subject matter expertise as part of our ERM process. Through the ERM process, management identifies, monitors, and mitigates risks and regularly reports to the Board or a committee of the Board as to the assessment and management of those risks.

The Board’s standing committees support the Board by regularly addressing various issues within their respective areas of oversight.

Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing major financial risk and cybersecurity exposures and the steps management has taken to monitor and control these exposures. As ESG matters become a part of regular public company reporting obligations, the Audit Committee will be involved in the oversight of such reporting and related controls. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Additionally, our head of Internal Audit provides the Audit Committee with regular updates on our systems of internal controls over financial reporting, and our General Counsel reviews with the committee significant litigation, claims and regulatory and legal compliance matters.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the company. The Compensation Committee is also responsible for overseeing and reviewing development and implementation of company practices, strategies and policies across human capital management with increasing focus on these areas to help advance the company’s DE&I efforts.

Nominating and Governance Committee

The Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. In addition to Board-related duties, the Nominating Committee is responsible for overseeing and reviewing ESG efforts with senior management across various company functions.

Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, any significant issues it has discussed, and the actions taken by the committee.

The Board’s role in risk oversight is consistent with its leadership structure. We believe that our Board’s leadership structure facilitates its oversight of our risk management practices by combining the day-to-day knowledge of our business possessed by our President and CEO as a member of the Board, with the independence provided by our Independent Chair and independent Board committees.

Cybersecurity

One important aspect of our risk mitigation is cybersecurity, which we prioritize across our enterprise, and regularly review with our Board. We use a risk assessment methodology derived from industry standards to identify, rank, and remediate cybersecurity risks. We also model our security policies on ISO 27001 standards and employ a cybersecurity architecture which relies on defense in-depth strategies to protect the company against continually evolving security threats. Our security tooling, which covers both IT and OT systems, are based on concepts of SASE, Zero Trust Architecture, Secure Identity and Privileged Access Management,

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Adaptive Multi-factor authentication, System Hardening and detailed system logging. Security is managed by a dedicated 24x7 security operations center that reviews security threats using an AI and machine-learning enabled SIEM system that collects, and collates events and logs from infrastructure devices, and business applications. In addition, we reinforce our back-end security practices with required annual security awareness training for system users, and periodic phishing and other security simulations to reinforce security concepts. Training content is provided and updated periodically by a leading security training company. We experienced no security breaches during 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John J. Corkrean, Kevin J. Hunt, Joe W. Laymon, Alexander Toeldte and Christine M. Vickers Tucker each served as a member of our Compensation Committee during 2022. All are outside directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2022.

COMMUNICATIONS WITH DIRECTORS

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Corporate Secretary

Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, Washington 99201

Stockholders and interested parties may also communicate with our directors as a group by using the form on our website at www.clearwaterpaper.com, by selecting “Investors,” then “Governance” and “Contact the Board.” All communications received will be processed by our Corporate Secretary. We forward all communications, other than those that are unrelated to the duties and responsibilities of the Board, to the intended director(s).

Our Audit Committee has established procedures to address concerns and reports of potential irregularities or violations regarding accounting, internal controls and auditing matters. Reports may be made on a confidential and anonymous basis. All such reports are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public website at www.clearwaterpaper.com, and selecting “Investors,” then “Governance,” and “Procedures for the Reporting of Questionable Accounting and Auditing Matters.” Reports may also be made via the hotline provider’s website that is accessed through our intranet website.

TRANSACTIONS WITH RELATED PERSONS

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Board has adopted a Related Person Transactions Policy that applies to our directors and executive officers, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our General Counsel and Corporate Secretary determines that it is not practicable or desirable

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting.

We did not conduct any transactions with related persons in 2022 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board concerning independent director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining an outstanding group of directors.

The Nominating Committee, pursuant to the authority granted under its charter, engaged Semler Brossy Consulting Group to advise it on director compensation matters for 2022. Semler Brossy’s assessment was taken into consideration in establishing our current director compensation, which is targeted to be at the median of compensation paid by comparable companies.

2022 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
John J. Corkrean	$122,500		$130,555		-	$253,055
Jeanne M. Hillman	$26,250	(4)(5)	$71,172	(6)	-	$97,422
Kevin J. Hunt	$117,500		$130,555		-	$248,055
William D. Larsson	$34,000	(7)	-		-	$34,000
Joe L. Laymon	$94,250		$130,555		-	$224,805
Ann C. Nelson	$101,750		$130,555		$1,000	$233,305
John P. O’Donnell	$111,750		$130,555		$5,000	$247,305
Alexander Toeldte	$233,797		$239,350		$5,000	$478,147
Christine M. Vickers Tucker	$91,250	(8)	$130,555		-	$221,805

(1)	Represents annual retainers for 2022, as well as any amounts earned for service as Chair, Independent Executive Chair, or committee Chair as well as committee membership retainers.

(2)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock units granted in 2022. In accordance with FASB ASC Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date. The aggregate number of vested and unvested phantom common stock units credited for service and deferred fees as a director outstanding as of December 31, 2022 for each non-employee director was as follows: Mr. Corkrean— 16,317 units; Ms. Hillman—1,998; Mr. Hunt—29,624 units; Mr. Laymon— 16,317 units; Ms. Nelson— 11,092 units; Mr. O’Donnell—24,073 units; Mr. Toeldte—27,355 units and Ms. Vickers Tucker—7,039 units.

(3)	Represents a matching gift made for charitable donation.

(4)	Ms. Hillman joined the Board on October 1, 2022.

(5)

Ms. Hillman has elected to defer receipt of a portion of her cash retainers and fees, which will be paid out according to her election under the Clearwater Paper Corporation Deferred Compensation Plan for Directors.

(6)	Ms. Hillman received a prorated annual equity award based on her hire date.

(7)	Mr. Larsson retired in May 2022.

(8)

Ms. Vickers Tucker has elected to defer receipt of all her cash retainers and fees in 2021 and 2022, which will be paid out according to her election under the Clearwater Paper Corporation Deferred Compensation Plan for Directors.

During 2022, one of our directors, Arsen S. Kitch, also served as our CEO. As a result, he did not receive compensation for his services as a director during 2022. The compensation received by Mr. Kitch is shown in the 2022 Summary Compensation Table” provided elsewhere in this proxy statement.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Retainer and Fees

Our independent directors’ cash compensation in 2022 was at the following rates:

Annual retainer fee	$90,000

Annual retainer fee for Audit Committee membership	$15,000

Annual retainer fee for Compensation Committee membership	$7,500

Annual retainer fee for Nominating and Governance Committee membership	$7,500

Annual retainer fee for Chair (if not CEO)	$110,000

Annual retainer fee for Chair of the Audit Committee	$20,000

Annual retainer fee for Chair of the Compensation Committee	$15,000

Annual retainer fee for Chair of the Nominating and Governance Committee	$10,000

Attendance fee for each Board or Committee meeting in excess of 12 meetings, respectively	$1,500

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings as well as educational seminars and conferences.

Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors, or Directors Plan. When a director elects to defer fees, he or she must elect a payment date or dates for the deferred amount and elect to have the deferred fees converted into phantom common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director according to the plan the shares were deferred under.

Long-Term Incentive Awards. In May 2022, each of our outside directors then serving, received an annual equity award that vests in May 2023. An outside director who joins the Board after the grant of the annual award receives a pro rata portion. These annual awards were granted in the form of phantom common stock units. The number of phantom common stock units actually awarded was determined by dividing $120,000 by the average closing price of a share of our common stock over a twenty-day period that ended on the date of the grant. The common stock units awarded are credited with additional common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director according to the plan the shares were granted under.

Other Benefits. Directors and their spouses are also eligible to participate in our matching gifts programs, which match contributions within certain dollar limits to specified institutions or for specific causes. In 2023 we made matching donations on behalf of three of our outside directors under this program.

Director Stock Ownership Guidelines and Limitations on Securities Trading. In the interest of promoting and increasing equity ownership by our directors and to further align our directors’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. Each director must acquire and hold within five years of becoming a director, Clearwater Paper Corporation stock with a value of at least five times the annual cash retainer. Shares held in a brokerage account, an account with our transfer agent, or in the form of vested common stock units owned as a result of deferred director fees or annual equity awards paid under our company plans, all count towards the ownership requirement. The value of the shares held by a director will be

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

measured by the greater of the value of the shares at (i) the time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. Each of our directors is in compliance with his or her current equity ownership requirement. The stock ownership of all our directors as of March 13, 2023 is presented in this proxy. See “Security Ownership of Certain Beneficial Owners and Management.”

Annually a report is presented to the Board detailing each director’s stock ownership and progress toward meeting these guidelines.

Pursuant to our Insider Trading Policy, directors, officers and other employees, are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin and engaging in transactions in puts, calls or other derivatives trading on an exchange in regards to company securities.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

3. CORPORATE RESPONSIBILITY

OUR FOCUS AREAS

Sustainable Products
Responsible Sourcing
Energy Efficiency and Emission Reduction
Water and Land Stewardship
Health & Safety

Diverse and Inclusive Workplace
Board Oversight
People & Culture
Community Involvement

Environmental stewardship and conservation are integral to the success of our business and our industry. We believe in careful utilization of natural resources and understand our role in conserving and protecting the planet’s air, water and land. To support this mission, we are making significant investments across our operations to develop sustainable paper products in ways that lead to a more sustainable future.

While we continue to face the impacts of climate change, social challenges and economic uncertainty, we are making progress in key areas of our business, including safety, sustainability and building a more diverse and inclusive workplace. We are taking the next step by setting multi-year targets in these areas to ensure that Clearwater Paper is part of the solution and remains a company of which we can all be proud. We also incorporated sustainability targets into our 2023 operating plan.

ENVIRONMENTAL

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Sustainable products

Our approach to sustainable products is twofold: incorporate new and recycled fiber materials into our products while reducing the carbon footprint required to produce them. As part of our commitment to the circular economy, in January 2022, we commercialized NuVo® with BioPBS™, a revolutionary cup stock, that provides foodservice operators with a compostable alternative to hot cups coated with low-density polyethylene. NuVo® with BioPBS™ is the first cup stock to combine a compostable barrier, 35% post-consumer fiber, FSC® chain-of-custody certification (FSC-C051250), and a high-definition print surface. NuVo® with BioPBS™ joins our ReMagine® folding carton paperboard brand as an industry leader in the use of post-consumer recycled fiber in SBS.	CIRCULAR ECONOMY IN ACTION Design out waste and pollution. Regenerate natural systems. Keep products and materials in use.

Responsible Sourcing

Responsible forestry and raw material usage have always been a part of our story. All of our paper products are available with Sustainable Forestry Initiative (SFI®), Forest Stewardship Council® (FSC C051250) or Programme for the Endorsement of Forest Certification (PEFC™) certification, ensuring that Clearwater Paper and our suppliers are actively contributing to responsible forest management. As a result, 100% of our fiber is sourced using rigorous systems to promote responsible managed forests and recycled pulp. We also continue to expand our recyclable, compostable or marine-degradable grades.

Energy Efficiency and Emission Reduction

GHG emissions

In 2022, we submitted our greenhouse gas emission targets for Scope 1,2 and 3 reductions to the Science Based Targets initiative (SBTi) for validation. Through this process we will work to assure our efforts are well aligned with the current climate science. Additionally, we expanded the visibility of our climate action through a second year of disclosure through the CDP. Our submission was upgraded to an overall rating (or grade) of a B. In 2022, we set goals of reducing our Scope 1 and 2 emissions by 30%, and reducing our Scope 3 emissions by 25%, by 2030.

Investment in Alternative Energy and Energy Efficiency

We continue to make significant investments in energy efficiency to support our emissions reduction and climate-related goals. In 2021, we completed 6 energy efficiency projects, requiring an aggregate capital investment of $2.4M to reduce overall energy consumption, emissions and operating expenses. We continued to implement energy efficiency projects in 2022 and will provide updated information through our participation in CDP.

Expansion of the utilization of renewable energy is a key piece of establishing and working towards our GHG goal with an increasing focus on identifying and sourcing renewable energy sources and continuing to utilize steam to generate electricity (or self-generating).

Our energy needs are split between 45% from purchased energy (electricity and natural gas) and 55% percent being self-generated from renewable sources. For example, the kraft paper manufacturing processes at our Idaho and Arkansas mills generate organic components from wood chips that we use as a renewable fuel to generate steam which is converted to electricity, reducing the need for external energy or fuel. We also capture and reuse process heat from our manufacturing operations that would otherwise be wasted.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Water and Land Stewardship

Waste Management and Recycling

Our waste management programs utilize best practices for usage, treatment and recycling and revolve around three tenets: identifying all waste; reducing waste generation when possible; and reusing, recycling and repurposing as much as possible. We have implemented a waste management standard requiring each facility to map waste streams for further analysis and to identify improvements to optimize beneficial uses, both as inputs to our manufacturing process and partnering with others for innovative solutions to reuse.

Water Management

Through 2022, we reduced our water usage by 8% from a 2020 baseline and continued to implement water stewardship projects. We treat and redeploy more than 94% our water withdrawn back to the environment. In 2023 we will perform a water assessment at our paper production sites as part of our continuing focus in this area.

SOCIAL

Safe Workplace

Proactive worksite risk assessments are a key tenet of our EHS excellence strategy. We have formalized, enterprise-wide programs to identify workplace hazards prior to an incident occurring. On an annual basis, we establish targets for each site to implement controls against these hazard assessments and track completion of these controls through our internal EHS scorecard. In 2022 we implemented several proactive safety controls which resulted in a 26% reduction in safety risk during the year.

Diverse and Inclusive Workplace

We are dedicated to fostering a sense of belonging where every employee is respected for who they are and are valued for their individual knowledge, skills, experiences, and backgrounds each bring to our culture. Diversity and inclusion starts at the top, and our senior leadership team and our board of directors prioritize building a workforce that reflects the communities where we operate. We also have utilized a diversity and inclusion steering committee comprised of salaried volunteer employees representing several company functions. We emphasize our commitment to respecting and observing human rights by conducting all aspects of our business with the highest level of integrity and ethical standards, as emphasized in our Human Rights Policy.

Investing in Our People

We actively work to attract and retain the best-qualified talent by offering competitive benefits, including market-competitive compensation, healthcare, paid time off, parental leave, retirement benefits, tuition assistance, employee skills development and leadership development. We have training and development programs that are designed to provide equal opportunities for all employees. We offer an attractive employee value proposition with a set of ethical core values: commitment, collaboration, communication, courage, and character.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Community Involvement

Because our employees are in the best position to identify the needs and high-impact giving opportunities within their communities, we empower our facility-based teams to participate in and give toward local causes. During 2022, we gave approximately $200,000 to support the communities in which we do business, with donations supporting local schools, cultural institutions including the Spokane Symphony, and mission driven organizations such as Second Harvest foodbank, United Way, McGehee Arkansas Boys and Girls Club, Palouse-Clearwater Environmental Institute, Northwest Children’s Home, Hopeful Tails Animal Rescue and Shelby’s Communities in Schools.

GOVERNANCE

Board Oversight

Our Board and its principal committees all have an oversight role in our ESG framework.

Our anti-corruption policy incorporates safeguards designed to prevent bad actors from attempting to bribe our employees or relevant third parties.

Our human rights policy applies to the employment practices of each of the contractors in our supply chain and requires that they procure sustainable materials from responsible sources.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

4. EXECUTIVE COMPENSATION DISCUSSION AND TABLES

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2023 Annual Report on Form 10-K.

The Compensation Committee Members:

Kevin J. Hunt, Chair John J. Corkrean Joe W. Laymon Alexander Toeldte Christine M. Vickers Tucker

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The following portion of our proxy statement discusses and analyzes the 2022 compensation programs and decisions applicable to the following executive officers of the company, which we sometimes refer to as the “named executive officers” or “NEOs”:

Named Executive Officer	Title

Arsen S. Kitch	President and Chief Executive Officer

Michael J. Murphy	Senior Vice President, Finance and Chief Financial Officer

Steve M. Bowden	Senior Vice President, General Manager, Pulp and Paperboard Division

Michael S. Gadd	Senior Vice President, General Counsel and Corporate Secretary

Kari G. Moyes	Senior Vice President, Human Resources

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

EXECUTIVE SUMMARY

In 2022, our executive team continued to perform well as we worked to offset the impacts of inflation and supply uncertainty with higher pricing and productivity. This translated into strong cash flows, further debt reduction, continued strong performance in our paperboard business, and improved performance in our tissue business. This strong performance resulted in above target annual bonuses and earned performance shares.

Company Performance

In 2022, we were able to generate strong returns, improve our cashflow position, and thereby accelerate our debt reduction strategy. Specifically, for the full year 2022, we realized the following:

•	Net income of $46 million (compared to a net loss of $28 million in 2021), or $62 million in adjusted net income (compared to $17 million in 2021)

•	Adjusted EBITDA of $227 million

•	Net sales of $2.1 billion (a 17% increase compared to 2021)

•	Net debt reduction of $108 million

•	Completed planned maintenance of our Lewiston, ID facility

LISTENING TO OUR STOCKHOLDERS

We rely on stockholder outreach and engagement activities as well as more formal channels to communicate with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at the annual meeting of our stockholders. In 2022, our proposal to approve our 2021 executive compensation program received majority support from our stockholders with over 97.4% voting in favor.

In evaluating our compensation practices in 2022, the Compensation Committee was mindful of the support our stockholders expressed for the company’s 2021 executive compensation program and the practice of linking compensation to operational objectives and the enhancement of stockholder value. The Compensation Committee will continue to monitor our executive compensation program to ensure compensation is aligned with company performance.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

EXECUTIVE COMPENSATION PRACTICES

Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

Compensation Practice
Independent Compensation Committee	The Compensation Committee consists entirely of independent directors.

Independent Compensation Consultant	The Compensation Committee utilizes an independent compensation consultant, Semler Brossy, which is retained directly by the Compensation Committee and provides no other services to the company’s management.

Pay for Performance	The Compensation Committee is committed to overseeing, evaluating, and improving our executive compensation pay design and administration. The executive compensation mix is targeted to favor performance-based compensation and executive compensation targets are determined on a case-by-case basis using competitive market data with a range of opportunities above and below target to reflect actual performance.

Risk Assessment	The Compensation Committee performs an annual review of the risks related to our compensation programs.

Performance Goals	We utilize key measures tied to operational, financial, and share performance as well as strategic accomplishments, with different goals used between our short- and long-term incentive plans.

Stock Ownership Guidelines	We require stock ownership by executives to further align our executives’ and stockholders’ interests.

Recoupment Policy	We provide for clawbacks in stock incentive and annual incentive plans.

Caps on Incentive Compensation	There is a maximum limit on the amount of annual cash incentive and performance share payouts.

No Hedging or Pledging	Under our insider trading policy, all employees (including officers) are prohibited from short selling, purchasing on margin, pledging of company stock or other securities, and buying or selling puts or calls in company stock or other company securities.

Perks	We provide limited perks to executive officers pursuant to (i) company programs for matching and charitable gifts; or (ii) company relocation programs.

No Gross Ups	We do not provide for excise tax gross ups in our executive compensation plans.

No Single Trigger Change in Control Vesting Acceleration	We do not provide for the vesting of outstanding equity awards after a change in control absent a termination of employment (PSUs, RSUs, and option awards require a “double trigger”).

No Repricing	Our Stock Incentive Plan expressly prohibits repricing or repurchasing of underwater equity awards without stockholder approval.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

2022 EXECUTIVE COMPENSATION PRACTICE

Compensation Philosophy

Our compensation philosophy remains consistent and straightforward—pay our executives competitive and fair compensation that is linked to individual and company performance. The objectives of our executive compensation program are to attract, retain, motivate, and reward executives in order to enhance the long-term profitability of the company, foster stockholder value creation, and align executives’ interests with those of our stockholders.

Our Compensation Committee works with its independent compensation consultant, Semler Brossy, and management, and uses its judgement, in the design of and selection of performance metrics used in our executive compensation program. The committee strives to identify the financial, operational, and strategic levers that will help us achieve our overall business strategy and direction as well as align with stockholders’ interests. We have consistently included distinct financial metrics in both our cash-based compensation programs and in our equity-based compensation programs to link our compensation to company performance.

Compensation Element Summary Table
2022 Element of Pay	Overview	Key Benchmarks/ Performance Metrics

Annual Salary	Fixed cash compensation meant to attract and retain executives by balancing at-risk compensation	• The Compensation Committee targets base salaries with reference to our compensation peer group as well as level of experience, job performance, and long-term potential and tenure

Annual Incentive Plan (“AIP”)	Links executive compensation to annual financial, operational, and strategic performance by awarding cash bonuses for achieving pre-defined targets

•   For executives with enterprise-wide responsibility:

—  75% company adjusted earnings before interest,
taxes, debt, and amortization (“adjusted EBITDA”)

—  25% company-wide Strategic Objectives, including ESG factors

•   For executives in charge of a business unit:

—  45% company adjusted EBITDA

—  25% company-wide Strategic Objectives, including ESG factors

—  30% division adjusted EBITDA

Long-Term Incentive Plan (LTIP) Performance Shares (“PSU”) (60% of LTIP)	Intended to reward employees when the company performs in-line with long-term strategic direction and achieves total stockholder returns that exceed those of our applicable comparator index

•   “Cliff” vest at end of three-year performance period, subject to performance and continued employment; performance shares are comprised of:

—  70% Free Cash Flow (“FCF”)

—  30% Return on Invested Capital (“ROIC”)

•   Payout modifier is applied to performance shares based on relative total stockholder return (“TSR”) compared to the S&P SmallCap 600® Index

—  -25% payout modification for performance at or below the threshold

—  No payout modification for performance between threshold and maximum

—  +25% modification for performance at or above maximum

Restricted Stock Units (“RSU”) (40% of LTIP)	Intended to recruit and retain key employees while aligning interests of executives with long-term interests of our stockholders	• Vest ratably over a three-year period, subject to continued employment

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

2022 Executive Compensation Peer Group

Semler Brossy annually reviews our compensation peer group based on objective criteria with the goal of ensuring that it is reflective of the size of our company and the competitive environment in which we operate. Peer companies are targeted with consideration to comparability in company size and industry (paper products and paper packaging) and adjacent industries with similar industry dynamics, including metal, glass, and containers, and specialty chemicals. In 2022, we removed Verso Corporation from our peer group following its acquisition. Apart from that change, after considering our selection criteria, we made no other changes to our peer group.

The Compensation Committee will continue to monitor pay for our executive officers with an emphasis on company performance and appropriate competitive benchmarks, including our updated peer group.

Company Name	GICS Sub-Industry	Revenue (In millions)(1)	Market Capitalization (In millions)(2)
AptarGroup, Inc.	Metal and Glass Containers	$3,340	$7,180
Domtar Corporation*	Paper Products	$4,298
Ferro Corporation*	Specialty Chemicals	$1,126
Glatfelter Corporation	Paper Products	$1,452	$125
Graphic Packaging Holding Company	Paper Packaging	$9,042	$6,833
Greif, Inc.	Metal and Glass Containers	$6,350	$3,418
Innospec Inc.	Specialty Chemicals	$1,866	$2,547
Intertape Polymer Group Inc.*	Metal and Glass Containers	$1,592
Mercer International Inc.	Paper Products	$2,217	$770
Myers Industries, Inc.	Metal and Glass Containers	$886	$811
Neenah, Inc.*	Paper Products	$1,086
Resolute Forest Products Inc.	Paper Products	$3,811	$1,658
Schweitzer-Mauduit International, Inc.*	Paper Products	$1,607
Silgan Holdings Inc.	Metal and Glass Containers	$6,395	$5,706
75th Percentile		$4,176	$5,706
Median		$2,042	$2,547
25th Percentile		$1,487	$811

Clearwater Paper Corporation	Paper Products	$2,043	$634

Percentile Rank		50th percentile	10th percentile

*	Company was acquired in 2022

(1)	Represents revenues for the most recent four quarters as reported by each company as of December 31, 2022.

(2)	Share price as of December 30, 2022, using the most recently disclosed shares outstanding.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

NEO Incentive-Based Compensation. Consistent with our performance-based compensation philosophy, our CEO’s 2022 target compensation was weighted 77% in the form of incentive-based compensation, and the average of our other named executive officers’ 2022 total compensation was similarly weighted 62%. The components of this incentive-based target compensation are shown in the following chart:

2022 NEO Salary, Target and Actual AIP, and Target LTIP. For 2022, the Compensation Committee set the base salary, annual incentive plan (AIP) target, and long-term incentive plan (LTIP) target for each of our named executive officers. The table below reflects this information for each of our named executive officers, as well as the actual payouts for our AIP in 2022.

Name	2022 Annual Salary(1)	2022 AIP Target(2)	2022 AIP Actual	2022 LTIP Target(3)
Arsen S. Kitch President and Chief Executive Officer	$900,000	$887,500	$1,549,100	$2,200,000
Michael J. Murphy Sr Vice President, Finance & Chief Financial Officer	$505,000	$326,600	$570,100	$505,000
Steven M. Bowden Sr Vice President, General Manager-Pulp & Paperboard Division	$440,000	$281,700	$495,700	$440,000
Michael S. Gadd Sr Vice President, General Counsel & Corporate Secretary	$500,000	$323,400	$564,400	$500,000
Kari G. Moyes Sr Vice President, Human Resources	$413,000	$267,000	$466,100	$413,000

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

The above target AIP payout for our CEO and other NEOs is based on the Company’s above target performance. The Compensation Committee increased our CEOs base salary and long-term incentive plan award based on his additional experience in the role and performance, and to remain competitive.

(1)	Actual salaries earned for 2022 as shown in the Summary Compensation Table on page 44 may differ due to timing of annual salary increases.

(2)	AIP targets are a percentage of a named executive officer’s actual salary for a given year.

(3)	LTIP targets are generally set annually, but are reviewed as part on a competitive market assessment performed by the Compensation Committee’s consultant.

2022 ANNUAL INCENTIVES

2022 AIP Design

Focus on Performance and Responsibilities. Because our executive officers are responsible for our overall financial, operational, and strategic performance, 100% of their annual cash bonus was based on company and division performance and strategic objectives for 2022.

AIP Performance Measures. For 2022, the company performance measures for executives with enterprise-wide responsibility were:

• 75% of Target – Based on Company Adjusted EBITDA $ Performance

• 25% of Target – Based on Strategic Objectives Performance

For executives in charge of a business unit, performance measures were:

• 45% of Target – Based on Company Adjusted EBITDA $ Performance

• 25% of Target – Based on Strategic Objectives Performance

• 30% of Target – Based on Division Adjusted EBITDA $ Performance

We used adjusted EBITDA to measure financial performance to focus participants on generating income and cash flow by both increasing revenues and controlling costs. We used company-wide strategic objectives to focus participants on achieving and delivering strategic goals. The performance scales for the adjusted EBITDA components for 2022 annual cash bonuses and the corresponding performance modifiers as a percentage of target were as follows:

Company and Division Adjusted EBITDA $ Performance Level	Performance Modifier (Percentage of Target Bonus)

At or Below Threshold	0% x Target Bonus

Target	100% x Target Bonus

Maximum	200% x Target Bonus

The performance modifiers increase or decrease depending on the payout ratio determined by the Compensation Committee for performance between threshold and target levels and between target and maximum levels. There would have been no funding of the annual bonus plan if company adjusted EBITDA performance was below the threshold level and therefore no annual award payment to participants. The most that could be paid out to participants in the annual incentive plan is 200% of target based on performance.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

As determined by the Compensation Committee, 2022 company adjusted EBITDA goals were as follows:

Company Adj. EBITDA $

2022 Threshold	$152.5 Million

2022 Target	$190.6 Million

2022 Actual	$226.9 Million

2022 Maximum	$228.7 Million

Approved Percentage of Target	195.2%

For 2022, the Compensation Committee established a company adjusted EBITDA target of $190.6 million, which was equal to the 2022 operating budget approved by our Board and took into consideration our 2021 adjusted EBITDA of $174.6 million.

For purposes of establishing 2022 company target adjusted EBITDA, and the calculation of year-end results, the Compensation Committee adjusted for the same non-GAAP adjustments identified in our 10-K for determining adjusted EBITDA. A reconciliation of EBITDA and adjusted EBITDA may be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, under the heading Non-GAAP Financial Measures, in our Annual Report on page 26 of our Form 10-K, filed on February 14, 2023. These non-GAAP adjustments and the company adjusted EBITDA goal of $190.6 million used for the 2022 annual incentives are consistent with those noted below. Our Compensation Committee has the discretion to modify bonuses calculated under our annual incentive plan for executive officers. The company did not make any subsequent adjustments to the 2022 company adjusted EBITDA goals.

2022 AIP Payout

AIP Performance 2022

Company Adjusted EBITDA. During 2022, we achieved company adjusted EBITDA of $226.9 million. The 2022 adjusted EBITDA for the company and used in the AIP is found in our Annual Report on Form 10-K, filed on February 14, 2023, as described above.

Division Adjusted EBITDA. As determined by the committee, division adjusted EBITDA are as follows:

	CPD Adj. EBITDA $	PPD Adj. EBITDA $

2022 Threshold	$63.3 Million	$144.2 Million

2022 Target	$79.1 Million	$180.2 Million

2022 Actual	$74.2 Million	$220.4 Million

2022 Maximum	$94.9 Million	$216.2 Million

Approved Percentage of Target	69.1%	200.0%

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Strategic Objectives. 25% of target for both executives with enterprise-wide responsibility, and for those executives in charge of a business unit.

The committee selected four components for the strategic objectives portion of the AIP performance metric for named executive officers and other senior managers, and evaluated the named executive officers’ performance with respect to those strategic objectives. As a result, the committee determined that there was above target performance of 112.5% for those objectives, as shown below:

Objective

Develop multi-year talent roadmap to improve leadership capability and support transformation

Develop long-term strategic options for the company

Develop strategic, long-term IT roadmap

Develop and begin implementation of ESG framework

Total Payout (as % of target):	112.5%

CEO AIP Payout 2022. Mr. Kitch received a payout of 174.5% of target under our annual incentive plan, the same target payout percentage received by our other named executive officers with enterprise-wide responsibility.

LONG-TERM INCENTIVES

2022-2024 LTIP Design

Focus on Performance, Retention and Recruitment. In 2022, we continued to link long-term incentives directly to our strategic initiatives and related financial performance with the inclusion of free cash flow (FCF) and return on invested capital (ROIC) performance. We focused on stockholder return by awarding performance shares and awarded RSUs to focus on stock price growth as well as for talent retention purposes. Weighting long-term-awards in the form of performance shares aligns equity incentives with company performance and, ultimately, with stockholder value creation. Our named executive officers received their 2022 long-term incentive plan awards in the following proportions:

	Percentage of LTIP Award

LTIP Participant	Performance Shares	RSUs

Executive Officers	60%	40%

Performance Measures. For 2022, we used two metrics for performance shares granted for the 2022-2024 period to named executive officers and relative Total Stockholder Return (rTSR) as a modifier:

• 70% - Performance Share Award Based on Free Cash Flow Performance (1)(3)

• 30% - Performance Share Award Based on ROIC Performance (2)(3)

• Performance Modified on relative TSR (-25% / 0% / +25%) (3)

(1)

Calculated as the cumulative net cash flows provided by (used from) operating activities less additions to property, plant, and equipment as reported in the company’s Form 10-K for the three years ended December 31, 2024. This amount specifically excludes any business purchases or divestures. Additional details regarding the Free Cash Flow performance metric will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The target-level goals can be characterized as strong performance, meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

(2)

Measured over the three-year period to focus on the delivery of financial results from our strategic initiatives and related capital expenditures. The final ROIC will be calculated as adjusted operating net income divided by the sum of (i) stockholders equity plus (ii) long-term debt (including current portion) less cash and cash equivalents and short-term cash investment as reported in the company’s Form 10-K for each of the three years ended December 31, 2024. Additional details regarding the ROIC performance metric will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The target-level goals can be characterized as strong performance, meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

(3)

The company’s TSR is measured against the S&P SmallCap 600® Index itself and the two measures above will only be modified ±25% for TSR levels that fall outside of the defined spread (i.e., no adjustment for performance between threshold and maximum performance).

For the three-year performance period beginning January 1, 2022 and ending December 31, 2024, the annualized relative TSR (rTSR) performance scale to apply the rTSR modifier to the corresponding number of shares earned as a percentage of target were set by the Compensation Committee as follows:

Annualized Relative Total Stockholder Return	Payout*

+12.5% vs. S&P SmallCap 600® Index	+25%

Between -12.5% and +12.5% vs. S&P SmallCap 600® Index	0%

-12.5% vs. S&P SmallCap 600® Index	-25%

*

The relative TSR modifier can modify a payout if the three-year annualized TSR is equal to or more than 12.5 percentage points below or above the annualized TSR of the S&P SmallCap 600® Index over the performance period.

If neither FCF nor ROIC hit threshold, rTSR performance will not be used to adjust the payout (rTSR is not a separate performance measure, if is a modifier only). The total payout will be capped at 200% of target.

The SmallCap 600® Index was selected for this portion of our Long-Term Incentive Plan in order to incentivize broad-based TSR performance market alignment without tying performance to one of the more niche indexes, which generally lack comparability with our business, or our compensation peer group, which represents only one segment of the market. For additional Long-Term Incentive Plan details see “Other Compensation Related Matters,” pages 40-43.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

2020-2022 LTIP Performance Share Payout

For performance share awards granted to NEOs in 2020 (for the 2020-2022 performance period), we used two metrics with 70% of the performance share award based on FCF performance, and 30% based on ROIC performance and a rTSR performance modifier, using as the selected comparison group the S&P SmallCap 600® to focus on delivery of value to our stockholders. This performance of both FCF and ROIC with the TSR modifier resulted in an 200.0% payout for the performance shares for this performance period. As determined by the committee the 2020-2022 LTIP Performance measures were as follows:

	Free Cash Flow(1) (70% of the award)	Return on Invested Capital(2) (30% of the award)

Threshold	$154MM	2.9%

Target	$181MM	3.4%

Maximum	$200MM	3.7%

Actual	$392MM	5.5%

Performance %	200%	200%

Combined Performance	200%

Relative TSR modifier(3)	+25%

Performance Share Payout %	200%

(1)	FCF is calculated as GAAP Operating Cash Flow, less total capital expense, over the three-year performance period.

(2)

The payout percentage determined under the above table will be interpolated linearly to reflect performance that falls between the levels of’ ROIC specified above. ROIC is calculated as (I) Adjusted Operating Income minus Cash taxes net of lnterest Expense Tax Shield, divided by (2) Assets (Average of beginning of year and end of year), consisting of Property, Plant and Equipment plus Intangibles plus Goodwill plus Cash plus Receivables plus Inventory minus Payables minus Excess Cash (Cash less $ I5 million of Operating Cash). The final ROIC calculation is the absolute basis points (bps) improvement starting January 1, 2020 and ending on December 31, 2022. The startling baseline was 2.4%. Basis points improvement was +310bps (5.5%—2.4% = 3.1% *100).

(3)

For the TSR component, we had an 80.22% TSR 83.8% percentile rank, which equates to a modifier of +25.0%. Since the performance for both the FCF and ROIC were at 200%, the TSR modifier did not come into play as the payout is capped at 200%.

The following graph shows the performance share payout for the prior three years.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

(1)

For the 2018-2020 performance period, we used two metrics such that 60% of the performance share award vests based on FCF performance, and 40% vests based on ROIC, with a relative TSR modifier applying to the full award. For the FCF component, the actual FCF performance fell short of threshold while the actual ROIC performance was above target with an unmodified payout of 160% of target. For the TSR component, we had a -20.2% TSR (26.6% percentile rank), which equated to a modifier of -23.4%. This performance of both FCF and ROIC with a TSR modifier resulted in a 40.6% payout relative to target for the performance shares.

(2)

For the 2019-2021 performance period, we used two metrics with 70% of the performance share award based on FCF performance, and 30% based on ROIC and a relative TSR modifier. For the FCF component, the actual FCF performance was above threshold with an unmodified payout of 30.8% of target while the actual ROIC performance was above maximum with an unmodified payout of 200% of target. For the TSR component, we had a 46.86% TSR (58.4% percentile rank), which equated to a modifier of +4.25%. This performance of both FCF and ROIC with a TSR modifier resulted in an 85.8% payout for the performance shares.

OTHER COMPENSATION RELATED MATTERS

Compensation Committee Process

Compensation Oversight. The Compensation Committee is responsible for the oversight of our executive compensation and benefits programs. The committee’s responsibilities in this area include determining and approving annual performance measurements for our executive officers’ incentive pay and reviewing, determining, and approving their compensation packages. As a part of the annual compensation decision process, the Compensation Committee considers overall company and individual performance as well as performance against specific pre-established financial goals, achievement of strategic initiatives, performance relative to financial markets, and a risk/control and compliance assessment.

Management Input. As part of our process for establishing executive compensation, our CEO and our Senior Vice President, Human Resources, or SVP-HR, provide information and make recommendations to the Compensation Committee. Our CEO and SVP-HR provide the Compensation Committee with a detailed review of the actual results for the company compared to the performance measures set at the beginning of the year under our annual incentive plan. Our CEO provides to the committee performance evaluations of the executives who report to him; and recommendations regarding (i) changes to base salaries as well as target amounts for annual cash bonuses and equity awards for each executive officer, excluding his own; (ii) compensation packages for executives being hired or promoted; and (iii) proposed company performance targets.

Recommendations regarding target and actual executive compensation components are based on the principal duties and responsibilities of each position, competitor pay levels within our industry in both regional and national markets and at comparable companies, and internal pay equity, as well as on individual performance considerations.

Compensation Consultant. The Compensation Committee has engaged Semler Brossy to advise the committee on executive compensation matters as well as the competitive design of the company’s long-term and annual incentive programs. The Nominating Committee has also engaged Semler Brossy to advise that committee on director compensation matters. Semler Brossy does not advise any of our executive officers as to their individual compensation and does not perform other compensation related services for the company.

The Compensation Committee’s independent consultant performs an annual competitive market assessment of each executive officer’s compensation package that the committee uses to analyze each component of such compensation as well as each executive officer’s compensation in the aggregate. The intent of these assessments is to evaluate the proper balance and competitiveness of our executive officers’ compensation, as well as the form of award used to accomplish the objective of each component. The committee is also advised, on an annual basis, as to target performance measures and other executive compensation matters by its compensation consultant.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Ultimately, decisions about the amount and form of executive compensation under our compensation program are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultant or management.

Establishing Compensation. At meetings held in the first quarter of each year, the Compensation Committee typically takes the following actions relating to the compensation for our executive officers, and in some cases other senior employees:

•	approves any base salary adjustments;

•	approves the payment of cash awards under our annual incentive plan for the prior year’s performance;

•	approves the settlement of any performance-based equity awards previously issued under our long-term incentive program;

•	establishes the performance measures and approves the target award opportunity for cash awards under our annual incentive plan for the current year;

•	establishes the performance measures for any performance-based equity awards under our long-term incentive program;

•

approves the threshold and maximum levels of performance under our annual and long-term incentive plans, including performance shares, as well as the payouts for achieving those levels of performance; and

•	approves the grant of performance shares and any other equity awards, such as options or restricted stock units that vest based on continued employment, under our long-term incentive program.

Competitive Market Assessments. The committee conducts an annual review of each of our executive officers’ compensation and, in connection with these assessments, analyzes competitive data provided by its compensation consultant. In the fourth quarter of 2022, Semler Brossy performed such an assessment for the committee. Consistent with their approach in prior years, Semler Brossy’s 2022 market assessments compared the compensation of our named executive officers with that of companies in the forest products industry as well as manufacturing companies of similar size in terms of revenue and market capitalization. They also utilized market data from relevant published survey sources, including surveys from Mercer, Aon, and Willis Towers Watson for market data on paper and allied products companies, manufacturing companies, and/or general industry companies of similar size. In its competitive assessments, Semler Brossy gathered competitive compensation data that was adjusted, where feasible and appropriate, to the revenues of the company. See “2022 Executive Compensation Peer Group” page 33. The competitive assessments were based on executive positions that are comparable to those of our executive officers. As part of the review and modification of our executive compensation program for 2022, Semler Brossy provided the Compensation Committee with analyses of our annual incentive plan and long-term incentive plan.

Individual Performance. The committee adjusts compensation on a case-by-case basis taking into account competitive market data, job performance, long-term potential, experience, potential recruitment needs and retention. Total direct compensation (defined as base salary plus short- and long-term incentives) earned by our executives may vary based on these factors. However, individual performance is not relevant in determining performance under annual or long-term incentives.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Other Compensation Matters

Officer Stock Ownership Guidelines. In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

Title	Value of Clearwater Paper Equity Holdings

Chief Executive Officer	5x Base Salary

Division President	2x Base Salary

Senior Vice President	2x Base Salary

Each executive must acquire, within five years of his or her becoming an executive officer, or within five years of becoming subject to any incremental guidelines, at least the equity value shown above. Each of our named executive officers has met or is on track to meet his or her current equity ownership requirements. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, common stock units owned as a result of deferred awards made under our incentive programs, and any vested RSUs, all count towards the ownership requirement. Shares subject to unvested RSUs, unexercised options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. The stock ownership of all our named executive officers as of March 13, 2023, is presented on pages 11-12. If an executive officer does not meet the ownership requirements or the ownership requirement is not maintained after it is initially met, any restricted stock unit or performance share award that is earned, on an after-tax basis, would have to be retained by the officer to the extent necessary to meet the stock ownership guidelines. See “Security Ownership of Certain Beneficial Owners and Management.”

Annual Incentive and Long-term Incentive Clawbacks. The company has the right to cancel or adjust the amount of any annual incentive or any equity award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and, in the judgement of the committee, the financial statements as restated would have resulted in a smaller or no award if such information had been known at the time the award had originally been calculated or determined. In addition, in the event of such a restatement, we may require an employee who received an award to repay the amount by which the award as originally calculated or determined exceeds the award as adjusted. The company also anticipates reviewing and amending its clawback policy and terms as necessary to comply with the final clawback rules under the Dodd-Frank Act once the NYSE listing rules become effective.

Executive Severance and Change of Control Plans. The Compensation Committee believes that our Executive Severance Plan and our Change of Control Plan (or in the case of Mr. Kitch, the severance and change of control benefits provided in his employment agreement) provide tangible benefits to the company and our stockholders, particularly in connection with recruiting and retaining executives in a change of control situation. We do not provide for excise tax gross ups upon a change of control. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or another triggering event may never occur. Our objectives in offering these benefits are consistent with our compensation objectives to recruit, motivate and retain talented and experienced executives. In addition, we believe these benefits provide a long-term commitment to job stability and financial security for our executives and encourage retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control benefits work to ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers but are also provided to certain other management employees. Severance and change of control benefits are discussed in detail on pages 50-56. See “Potential Payments Upon Termination or a Change of Control.”

The Role of Stockholder Advisory Vote. At our annual meeting in 2023, our stockholders will again be provided the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers. This vote is set forth in Proposal 3 in this proxy statement. The Compensation Committee, as it did last year, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Salaried Retirement Benefits. The company sponsors a Salaried Retirement Plan, or Retirement Plan, which provides a pension to salaried employees of Clearwater Paper as of December 15, 2010, including some of our named executive officers. This plan is discussed in detail on pages 48-49. See “Post-Employment Compensation.” We closed the Retirement Plan to new participants effective December 15, 2010 and froze the accrual of further benefits for current participants under the plan as of December 31, 2011. In lieu of further accrual of benefits under the Retirement Plan, we provide enhanced 401(k) contributions to provide a competitive and sustainable retirement benefit to the prior plan participants and new salaried employees.

401(k) Plan. Under the Clearwater Paper 401(k) Plan, or the 401(k) Plan, in 2022 we made matching contributions equal to 70% of a salaried employee’s contributions up to 6% of his or her annual cash compensation, subject to applicable tax limitations. Eligible employees who elect to participate in this plan are 100% vested in the matching contributions upon completion of two years of service. All eligible nonunion employees of Clearwater Paper and its subsidiaries, including our named executive officers, are permitted to make voluntary pre-tax and after-tax (Roth) contributions to the plan, subject to applicable tax limitations. The employee contributions are eligible for matching contributions as described above. Additionally, in 2022 we made nonelective contributions to employees’ accounts under the 401(k) Plan of 3.5% of an employee’s eligible annual compensation. These contributions are 100% vested.

Supplemental Benefit Plan. Our Clearwater Paper Salaried Supplemental Benefit Plan, or Supplemental Plan, provides retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Retirement Plan and 401(k) Plan. Benefits under the Supplemental Plan are based on base salary and annual bonus, including any such amounts that the employee has elected to defer, and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans. Otherwise, these benefits are calculated based on the qualified plan formulas and do not augment the normal benefit formulas applicable to our salaried employees. These plans are discussed in detail on page 49. See “Summary of the Supplemental Plan Benefit.”

To appropriately align with the change to the Retirement Plan and the introduction of the nonelective contributions to 401(k) Plan benefits, the portion of the Supplemental Plan based on the Retirement Plan benefit formula was frozen as of December 31, 2011, and the portion of the Supplemental Plan based on the 401(k) Plan benefit formula includes any enhanced 401(k) contributions that would exceed the IRS compensation and benefit limits.

Personal Benefits. We do not provide perquisites or other personal benefits to our officers or senior employees, with the exception of (i) certain charitable contributions made by the company on behalf of our officers pursuant to company charitable giving or matching programs, or (ii) relocation expenses made pursuant to a company program. Salaried employees, including named executive officers, who participate in our relocation program receive a tax restoration payout on certain of the relocation benefits provided.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

EXECUTIVE COMPENSATION TABLES

2022 COMPENSATION

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Arsen S. Kitch	2022	$888,461		$2,113,054	$0	$1,549,100	$0	$143,073	$4,693,688
President and Chief	2021	$813,462		$1,838,354	$0	$693,000	$0	$163,512	$3,508,327
Executive Officer	2020	$668,269		$2,075,292	$0	$1,180,200	$0	$86,884	$4,010,645
Michael J. Murphy	2022	$509,733		$485,054	$0	$570,100	$0	$62,324	$1,627,211
Senior Vice President, Finance	2021	$486,923		$461,961	$0	$269,800	$0	$71,342	$1,290,026
and Chief Financial Officer	2020	$343,461		$915,870	$0	$436,800	$0	$26,497	$1,722,628
Steve M. Bowden	2022	$433,846		$422,622	$0	$495,700	$0	$60,720	$1,412,888
Senior Vice President, Gen’l Mgr,	2021	$397,692		$377,097	$0	$319,500	$0	$60,637	$1,154,926
Pulp and Paperboard Division	2020	$393,077		$997,849	$0	$389,800	$0	$46,418	$1,827,144
Michael S. Gadd	2022	$497,692		$480,226	$0	$564,400	$0	$71,808	$1,614,126
Senior Vice President, General	2021	$482,692		$457,236	$0	$267,500	$0	$91,689	$1,299,117
Counsel and Corporate Secretary	2020	$484,231		$826,742	$0	$578,200	$0	$69,238	$1,958,411
Kari G. Moyes	2022	$411,000		$396,684	$0	$466,100	$0	$49,918	$1,323,702
Senior Vice President,	2021	$397,692		$377,097	$0	$220,400	$0	$67,113	$1,062,302
Human Resources	2020	$396,923		$997,849	$0	$473,900	$0	$48,427	$1,917,099

(1)

The stock awards column shows the aggregate grant date fair value of the RSUs, and the performance shares granted to all of our named executive officers. In accordance with FASB ASC Topic 718, the grant date fair value reported for all RSUs, and performance shares was computed by multiplying the number of shares subject to each RSU and performance share award (assuming payout at target) by the closing price of Clearwater Paper’s stock on the grant date. The fair value of the TSR portion of the performance share awards for purposes of estimating compensation was calculated using a Monte Carlo simulation model. The assumptions underlying FASB ASC Topic 718 valuations performed for performance shares are discussed in note 14 to our audited financial statements included in our 10-K.

Following is the value as of the grant date of the performance shares granted to our named executive officers by us in 2022 and in 2021, assuming the highest level of performance would have been or will be achieved (resulting in settlement of 200% of the shares subject to the award) in each case based on Clearwater Paper’s closing stock price on the applicable grant date. Mr. Kitch (2022 - $2,464,137 and 2021 - $2,085,124), Messrs. Murphy (2022 - $565,666 and 2021 - $523,951), Bowden (2022 - $492,816 and 2021 - $427,749), Gadd (2022 - $560,013 and 2021- $518,647), and Ms. Moyes (2022 - $462,568 and 2021 - $427,749).

(2)	This column shows cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2022 were actually paid in 2023.

(3)

Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial pension plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.

(4)	All Other Compensation Table below for additional information:

Name	Company Contributions		Other Benefits

	401(k)	Supplemental 401(k)(a)
Arsen S. Kitch	$18,464	$103,309	$20,000 (b)
Michael J. Murphy	$16,128	$43,896
Steven M. Bowden	$16,095	$42,825
Michael S. Gadd	$15,556	$42,452	$12,500 (c)
Kari G. Moyes	$23,234	$25,384

(a)

Allocations made under the 401(k) Plan supplemental benefit portion of our Supplemental Plan and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

(b)	Includes a charitable contribution of $15,000 made by the company to Spokane Symphony of which Mr. Kitch serves as director.

(c)	Includes a charitable contribution of $10,000 made by the company to Second Harvest of which Mr. Gadd serves as a director.

Grants of Plan-Based Awards for 2022

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arsen S. Kitch		$0	$887,500	$1,775,000
	3/3/2022				0	42,281	84,562		$1,291,685
	3/3/2022							28,187	$821,369
Michael J. Murphy		$0	$326,600	$653,200
	3/3/2022				0	9,706	19,412		$296,518
	3/3/2022							6,470	$188,536
Steve M. Bowden		$0	$281,700	$563,400
	3/3/2022				0	8,456	16,912		$258,331
	3/3/2022							5,638	$164,291
Michael S. Gadd		$0	$323,400	$646,800
	3/3/2022				0	9,609	19,218		$293,555
	3/3/2022							6,406	$186,671
Kari G. Moyes		$0	$267,000	$534,000
	3/3/2022				0	7,937	15,874		$242,475
	3/3/2022							5,292	$154,209

(1)

Actual amounts paid under our annual incentive plan for performance in 2022 were paid in March 2023 and are reflected in the Summary Compensation Table on page 44 in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan included an operational component related to company adjusted EBITDA, which accounted for 75% for the corporate executives with enterprise-wide responsibility and 45% for the division executives; a company-wide strategic objectives component, which accounted for 25% for corporate and division executives; and for the remaining 30% for the division executives, a component related to division adjusted EBITDA. The company portion of the target annual bonus amount could have been up to 200% of target, depending on the company’s adjusted EBITDA performance; the company-wide strategic objectives component of the bonus could have been up to 200% of the target; and the division portion of the target annual bonus amount could have been up to 200% of target, depending on the division adjusted EBITDA performance. This resulted in a cap on what could be paid out equal to 200% of the aggregate target amount for the year. If the company adjusted EBITDA threshold target is not met, no participant is eligible to receive a bonus under our annual incentive plan for that year. The threshold amounts shown in the table assume threshold for company performance, company-wide strategic objectives performance and division performance.

(2)

Amounts shown represent performance shares granted for the performance period 2022-2024. The named executive officers’ total long-term incentive grants were in the form of 60% performance shares that may pay out based on our Free Cash Flow (“FCF”) (70% of target grant) and Return on Invested Capital (“ROIC”) (30% of target grant), with a modifier based on relative total stockholder return (“TSR”) compared to that of the S&P SmallCap 600® Index during the three-year performance period, and 40% time-vested RSUs, which has three-year ratable vesting subject to continuing employment. The grant date fair value of the performance share awards has been calculated as described in footnote 1 to the 2022 Summary Compensation Table above. Threshold payout is shown at zero solely for illustrative purposes. For both the relative FCF and ROIC portions of the performance share awards, threshold performance will result in a payout of 0% of target, target level performance will result in a payout of 100% of target, and maximum performance will result in a payout of 200% of target. The relative TSR modifier can modify a payout if the three-year annualized TSR is equal to or more than 12.5 percentage points below or above the annualized TSR of the S&P SmallCap 600® Index over the Performance Period. Clearwater Paper’s outperformance of the Index by 12.5% or more will result in the application of an additive modifier of +25%. Clearwater Paper’s underperformance of the Index by -12.5% or more will result in the application of an additive modifier of -25%. If neither FCF nor ROIC hit threshold, rTSR performance will not be used to adjust the payout (rTSR is not a separate performance measure, it is a modifier only). The total payout will be capped at 200% of target.

(3)	Amounts represent RSUs with three-year ratable vesting subject to continuing employment.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

2022 Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Name	Exercisable	Unexercisable

Arsen S. Kitch

Performance Share Grant (2022-2024)								84,562	$3,197,289

Restricted Stock Units (2022-2024)					28,187	(5)	$1,065,750

Performance Share Grant (2021-2023)								57,394	$2,170,067

Restricted Stock Units (2021-2023)					12,819	(6)	$484,686

Restricted Stock Units (2020-2024)					6,688	(7)	$252,873

Restricted Stock Units (2020-2024)					43,706	(8)	$1,652,524

Stock Option Grant (2018-2020)	7,332		$37.45	3/5/2028

Stock Option Grant (2017-2019)	3,498		$56.75	2/27/2027

Stock Option Grant (2016-2018)	5,775		$38.75	2/25/2026

Stock Option Grant (2015-2017)	1,956		$61.75	2/26/2025

Stock Option Grant (2014-2016)	1,371		$66.97	2/24/2024

Michael J. Murphy

Performance Share Grant (2022-20234								19,412	$733,968

Restricted Stock Units (2022-2024)					6,470	(5)	$244,631

Performance Share Grant (2021-2023)								14,422	$545,296

Restricted Stock Units (2021-2023)					3,222	(6)	$121,824

Restricted Stock Units (2020-2022)					2,449	(9)	$92,597

Restricted Stock Units (2020-2023)					17,875	(9)	$675,854

Steve M. Bowden

Performance Share Grant (2022-2024)								16,912	$639,443

Restricted Stock Units (2022-2024)					5,638	(5)	$213,173

Performance Share Grant (2021-2023)								11,774	$445,175

Restricted Stock Units (2021-2023)					2,630	(6)	$99,440

Restricted Stock Units (2020-2022)					1,440	(10)	$54,446

Michael S. Gadd

Performance Share Grant (2022-2024)								19,218	$726,633

Restricted Stock Units (2022-2024)					6,406	(5)	$242,211

Performance Share Grant (2021-2023)								14,276	$539,776

Restricted Stock Units (2021-2023)					3,188	(6)	$120,538

Restricted Stock Units (2020-2022)					1,758	(10)	$66,470

Stock Option Grant (2018-2020)	9,813		$37.45	3/5/2028

Stock Option Grant (2017-2019)	7,587		$56.75	2/27/2027

Stock Option Grant (2016-2018)	11,328		$38.75	2/25/2026

Stock Option Grant (2015-2017)	6,315		$61.75	2/26/2025

Stock Option Grant (2014-2016)	7,587		$66.97	2/24/2024

Kari G. Moyes

Performance Share Grant (2022-2024)								15,874	$600,196

Restricted Stock Units (2022-2024)					5,292	(5)	$200,091

Performance Share Grant (2021-2023)								11,774	$445,175

Restricted Stock Units (2021-2023)					2,630	(6)	$99,440

Restricted Stock Units (2020-2022)					1,440	(10)	$54,446

Stock Option Grant (2018-2020)	7,668		$37.45	3/5/2028

Stock Option Grant (2017-2019)	6,141		$56.75	2/27/2027

Stock Option Grant (2016-2018)	8,943		$38.75	2/25/2026

Stock Option Grant (2015-2017)	5,010		$61.75	2/26/2025

Stock Option Grant (2014-2016)	1,407		$66.97	2/24/2024

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

(1)

For 2020, all named executive officers’ annual equity awards were in the form of 70% performance shares that may pay out based on our FCF (70% of target grant) and ROIC (30% of target grant) with a -25% to +25% modifier based on a relative TSR compared to that of a selected comparison group (companies comprising the S&P SmallCap 600® Index) during the three-year performance period and 30%-time vested RSUs, which has three-year ratable vesting subject to continuing employment. For both 2021 and 2020, all named executive officers’ annual equity awards were in the form of 60% performance shares that may pay out based on our FCF (70% of target grant) and ROIC (30% of target grant). The 2021 grant uses a -25% to +25% modifier based on a relative TSR compared to that of a selected comparison group (companies comprising the S&P SmallCap 600® Index) and the 2022 grant uses a ±25% modifier if the three-year annualized TSR is equal to or more than 12.5 percentage points below or above the annualized TSR of the S&P SmallCap 600® Index during the three-year performance period. The other 40% are time vested RSUs, which has three-year ratable vesting subject to continuing employment. Because the performance share awards are for three-year performance periods that end December 31, 2023, and 2024, respectively, the actual number of shares that could be issued upon settlement of these awards may be less than the amounts shown in this table.

(2)	This column shows RSUs granted in 2020, 2021, and 2022.

(3)	Values calculated using the $37.81 per share closing price of our common stock on December 30, 2022.

(4)

This column shows performance shares granted for the 2021-2023 and 2022-2024 performance periods. For each performance period, the performance is measured based on FCF and ROIC with a relative TSR modifier, and the share payouts under each measure will be 0% of target for threshold performance, 100% of target for target level performance, and 200% of target for the maximum level of performance. In each performance period, for performance that is intermediate, the percent of target multiplier will be determined by interpolation. The shares for both the 2021 and 2022 grants are shown at 200% and 200%, respectively based on actual performance as of December 31, 2022.

(5)	The shares listed will vest ratably 33% / 33% / 34% on March 3, 2023, March 3, 2024, and March 3, 2025, respectively.

(6)	The shares listed will vest ratably approximately 50% / 50% on March 4, 2023, and March 4, 2024, respectively.

(7)	100% of the shares listed in the table will vest on April 1, 2023.

(8)	100% of the shares listed in the table will vest on April 1, 2024.

(9)	100% of the shares listed in the table will vest on April 13, 2023.

(10)	100% of the shares listed in the table will vest on March 3, 2023.

2022 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(2)(3)
Arsen S. Kitch	0	$0	105,617	$3,905,073
Michael J. Murphy	0	$0	37,568	$1,392,346
Steve M. Bowden	0	$0	54,105	$1,721,842
Michael S. Gadd	0	$0	44,059	$1,485,659
Kari G. Moyes	0	$0	54,166	$1,723,637

(1)

Consists of the gross number of RSUs that fully vested in 2022 and the gross number of performance shares for the 2020-2022 performance period that were approved for settlement by the Compensation Committee on February 27, 2023. During the three-year performance period for these awards (2020-2022), the performance of FCF and ROIC with a TSR modifier resulted in a payout of performance shares equal to 200% of target. The breakout of the gross number of RSUs and performance shares settled are as follows:

Name	RSUs Settled	Performance Shares Settled
Arsen S. Kitch	9,491	59,567
Michael J. Murphy	2,912	24,198
Steve M. Bowden	22,271	14,136
Michael S. Gadd	14,706	18,141
Kari G. Moyes	23,911	14,822

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

(2)

Fully vested performance shares and RSUs were subject to tax withholding, resulting in the receipt of fewer shares by each named executive officer. The shares withheld for tax purposes were as follows:

Name	Shares Withheld for Tax Purposes	Value of Shares Withheld
Arsen S. Kitch	36,559	$1,355,402
Michael J. Murphy	10,458	$388,348
Steve M. Bowden	17,698	$554,508
Michael S. Gadd	11,212	$376,448
Kari G. Moyes	15,433	$483,913

(3)	Values are calculated using the per share closing price of our common stock on the vesting date of each award.

POST-EMPLOYMENT COMPENSATION

Pension Benefits Table

Full-time Clearwater Paper salaried employees, including our named executive officers, who were employed by us as of December 15, 2010, are eligible for the Retirement Plan. The Normal Retirement Benefit (or Accrued Benefit) was frozen as of December 31, 2011. Years of service were frozen as of December 31, 2011. The table below shows the actuarial present value of each named executive officer’s accumulated benefit, if eligible for the Retirement Plan, payable on retirement under our tax-qualified Retirement Plan and the Retirement Plan supplemental benefit portion of our non-qualified Supplemental Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual incentive awards. Ms. Moyes, and Messrs. Bowden, Kitch and Murphy are not eligible to participate in these plans.

Name	Plan Name	Number of Years Credited Service (1)(#)	Present Value of Accumulated Benefit ($)(4)(5)	Payments During Last Fiscal Year ($)(5)
Michael S. Gadd	Supplemental Plan (2)	5.84	$117,729	$3,142
	Retirement Plan (3)	5.84	$153,779	$4,104

(1)

Years of credited service were frozen as of December 31, 2011. Number of years of credited service prior to December 31, 2011, include years of service with Potlatch Corporation prior to our spin-off from Potlatch Corporation for all eligible employees.

(2)	Salaried Supplemental Benefit Plan. The Retirement Plan supplemental benefit portion of this plan ceased to accrue further benefits for participants as of December 31, 2011.

(3)	Salaried Retirement Plan. This plan was closed to new participants effective December 15, 2010 and ceased to accrue further benefits for participants as of December 31, 2011.

(4)

The following assumptions were made in calculating the present value of accumulated benefits: discount rate of 5.55% as of December 31, 2022; retirement at the officer’s first unreduced retirement age, which is age 62 for Michael S. Gadd; service as of December 31, 2011; mortality expectations based on the Mercer Industry Longevity Experience Study (MILES) for basic materials, paper and packaging table with generational projections using the Mercer Modified projection scale MMP-2021 as of December 31, 2022.

(5)	A portion of Mr. Gadd’s benefit is being paid to an alternate payee and this information is reflected in the present value of benefits and payments during 2022.

Summary of Retirement Plan Benefits. Full time Clearwater Paper salaried employees, including named executive officers, employed as of December 15, 2010, are eligible to participate in the Retirement Plan. Participants vest in Retirement Plan benefits upon the earlier of attainment of five years of Vesting Service, or age 65. An eligible employee’s “normal retirement date” is the first day of the month coincident with or next following the attainment of age 65. The monthly benefit payable to an employee retiring on the “normal retirement date” is: (1% times Final Average Earnings) times (Years of Credited Service) Plus (0.5% times “Final Average Earnings” in excess of the Social Security Benefit Base) times (Years of Credited service (up to 35)). “Final Average Earnings” are the highest average monthly compensation (including base salary and incentive awards) earned

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

during any consecutive 60-month period during the employee’s final 120 months of service as of December 31, 2011, with compensation in a given year limited by Internal Revenue Code (“IRC”) Section 401(a)(17). If an eligible employee elects to receive an “early retirement benefit,” the “normal retirement benefit is reduced 5/12 of 1% for every month that payment commences prior to age 62 (or age 65 if employment terminates prior to attainment of age 55 and 10 Years of Vesting Service). Participants in the Retirement Plan may select among various annuity forms and benefits with an actuarial present value less than $5,000 are paid in a lump sum.

Summary of the Supplemental Plan Benefit. All participants in the Retirement Plan whose benefits are limited due to the application of IRC Section 401(a)(17) or IRC Section 415 are eligible to participate in the Salaried Supplemental Benefit Plan, and receive the additional retirement benefit that the participant would have earned without this limitation. Participants vest in Supplemental Plan benefits upon the attainment of five years of Vesting Service or age 65. Benefits commence for participants upon 90 days following attainment of age 55 or separation of service, whichever is later. If the actuarially equivalent value of the Supplemental Benefit is not more than $50,000, it is paid in a lump sum. Otherwise, the participant may elect a form of payment from those provided by the Retirement Plan. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service. This benefit is adjusted for age at commencement similar to the Retirement Plan.

2022 Nonqualified Deferred Compensation Table

The table below shows deferred compensation of the named executive officers, including mandatory deferral of RSUs and the fiscal year contributions made by or on their behalf under the 401(k) Supplemental Benefit portion of our nonqualified Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/2022) ($)(3)
Arsen S. Kitch	$0	$103,309	($27,600)	$0	$341,687
Michael J. Murphy	$0	$43,896	($10,012)	$0	$89,456
Steve M. Bowden	$0	$42,825	$1,581	$0	$115,202
Michael S. Gadd	$0	$42,452	$2,549	$0	$175,106
Kari G. Moyes	$0	$25,384	$3,179	$0	$187,685

(1)	Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the 2022 Summary Compensation Table, page 44.

(2)

None of the Aggregate Earnings reported in this Table are included in the 2022 Summary Compensation Table in this proxy for the 2022 fiscal year as they do not represent above-market preferential earnings.

(3)	The following amounts included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for previous fiscal years:

Name	Amount
Arsen S. Kitch	$218,526
Michael J. Murphy	$55,062
Steve M. Bowden	$69,831
Michael S. Gadd	$442,566
Kari G. Moyes	$152,528

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

In addition to the retirement benefits described above, the Supplemental Plan provides benefits to supplement our Clearwater Paper 401(k) Plan to the extent that an employee’s “company contributions” or “allocable forfeitures” in the Clearwater Paper 401(k) Plan are reduced due to IRC limits or because the employee has deferred an annual incentive plan award. Supplemental Plan contributions equal the difference between the company contributions and allocable forfeitures actually allocated to the employee under the Clearwater Paper 401(k) Plan for the year and the company contributions and allocable forfeitures that would have been allocated to the employee under the Clearwater Paper 401(k) Plan if the employee had deferred 6% of his or her earnings determined without regard to the IRC compensation limit ($305,000 in 2022) and without regard to deferral of any annual incentive plan award. At the participant’s election, contributions may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan or a combination of these investment vehicles. Participants vest in this Supplemental Plan benefit upon the earliest of two years of service, attainment of age 65 while an employee, or total and permanent disability. Participants may elect to have benefits paid in a lump sum or in up to 15 annual installments; however, balances that are less than the annual 401(k) contribution limit ($20,500 in 2022) at the time the employee separates from service are paid in a lump sum. Benefits commence in the year following the year of separation from service. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.

Certain employees, including the named executive officers, who earn an annual incentive plan award may defer between 50% and 100% of the award under the Management Deferred Compensation Plan. Eligible employees may also elect to defer up to 50% of base salary into the plan. At the participant’s election, deferrals may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan, or a combination of these investment vehicles. No cash is actually invested in these vehicles, rather a participant is credited for the deferred amount which is then tracked as if the amount were actually invested in company common stock or in funds available under the Clearwater Paper 401(k) Plan. If stock units are elected, dividend equivalents are credited to the units. Deferred amounts are 100% vested at all times.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance Programs for Executive Employees

Our Executive Severance Plan (the Severance Plan) and Change of Control Plan provide severance benefits to our named executive officers and certain other employees. Benefits are payable under the Severance Plan in connection with a termination of the executive officer’s employment with us and under the Change of Control Plan in connection with a change of control. In addition, Mr. Kitch is eligible for certain severance and change of control benefits under his employment agreement, and therefore does not otherwise participate in these plans.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Termination Other Than in Connection with Change of Control. The following table assumes a termination of employment occurred by us without cause or by the officer for good reason and does not include termination as a result of death, disability, or retirement. The table sets forth the severance benefits payable to each of our named executive officers under our Severance Plan if the named executive officer’s employment is terminated in the circumstances described below, except, as noted, for those severance benefits of Mr. Kitch which have been modified in accordance with his employment agreement.

	Cash Severance Benefit	Pro-Rata Annual Bonus(1)	Value of Equity Acceleration(2)	Benefit Continuation	Total
Arsen S. Kitch (3)	$1,350,000	$887,500	$0	$28,306	$2,265,806
Michael J. Murphy	$505,000	$326,600	$0	$20,810	$852,410
Steve M. Bowden	$440,000	$281,700	$0	$20,640	$742,340
Michael S. Gadd	$500,000	$323,400	$0	$10,988	$834,388
Kari G. Moyes	$413,000	$267,000	$0	$12,935	$692,935

(1)

All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2022, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)

Our named executive officers are not entitled to accelerated vesting or other acceleration of equity awards in connection with a termination of employment except (a) for a termination of employment in connection with death, disability or retirement described below in the table titled “Other Potential Payments Upon Termination;” and (b) in connection with a change of control related triggering event. All equity awards have been calculated using the company’s closing stock price of $37.81 on December 30, 2022.

(3)

Mr. Kitch signed an employment agreement in connection with his election as President and Chief Executive Officer which provides for severance under the above scenarios equal to a cash severance payment equal to 18 months of base compensation, a prorated annual bonus based on actual company performance, and 18 months of continued health and welfare benefit coverage. His employment agreement is discussed below under “Mr. Kitch’s Employment Agreement.”

Under the Severance Plan, benefits are payable to an executive officer when his or her employment terminates in the following circumstances (each a “Severance Termination Event”):

•	Involuntary termination of the executive’s employment for any reason other than death, disability, or cause; or

•	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):

o	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;

o

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

o	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel; or

o	a material breach by the company or any successor concerning the terms and conditions of the executive’s employment.

In addition, no severance benefits are payable in connection with termination of employment due to an asset sale, spin-off, or joint venture if the executive continues employment with or is offered the same or better employment terms by the purchaser, spun-off company, or joint venture.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Upon the occurrence of a Severance Termination Event, the following severance benefits are payable to the executive officer, except for Mr. Kitch as noted above:

•

cash payments equal to twelve months of the executive’s base pay, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount. The Severance Pay Period means 52 weeks;

•

continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and prorated for the number of days during the fiscal year in which the executive was employed;

•

continued group health plan coverage as required by law (“COBRA”), with reimbursement of COBRA premium payments up to the amount paid by the company for the same coverage for its active senior executives until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment; and

•	continued basic life insurance coverage until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment.

Termination in Connection with a Change of Control. The following table sets forth the benefits payable to each of our named executive officers under the Change of Control Plan upon a termination of employment except for Mr. Kitch to the extent his benefits listed below are paid in accordance with his employment agreement as discussed below.

	Cash Severance Benefit	Pro-Rata Annual Bonus	Value of Equity Acceleration(1)	Benefit Continuation	Enhancement of Retirement Benefits(2)	Total
Arsen S. Kitch (3)	$4,500,000	$887,500	$4,445,549	$44,868	$0	$9,877,917
Michael J. Murphy	$2,083,125	$326,600	$1,377,759	$52,025	$0	$3,839,509
Steve M. Bowden	$1,815,000	$281,700	$568,625	$51,600	$0	$2,716,925
Michael S. Gadd	$2,062,500	$323,400	$669,615	$27,470	$0	$3,082,985
Kari G. Moyes	$1,703,625	$267,000	$552,291	$32,339	$0	$2,555,255

(1)

Amount reflects the value of equity acceleration with respect to outstanding RSUs, calculated using the company’s closing stock price of $37.81 on December 30, 2022. With respect to outstanding performance shares, they are shown at target performance. Under the award agreement relating to our performance shares, upon a change of control and “double trigger” event, a prorated portion of the performance shares is payable at target performance together with any dividend equivalents, based on the number of full calendar months the Employee is employed during the Performance Period prior to the date of the Double Trigger Event, divided by thirty-six (the number of months in the three-year performance period). Under the award agreements for RSUs, if the holder’s employment is terminated by us without cause or by the holder for good reason within one month prior to, or 24 months after, a change of control, each RSU will fully vest unless the change of control occurs during the first year of the vesting period. If the change of control and “double trigger” event occur in the first year of the vesting period, a prorated portion of RSUs based on the number of complete months that have lapsed in the first twelve months of the vesting period is deemed payable. Upon a change of control and “double trigger” event for non-LTIP RSUs during the vesting period, the RSUs shall become immediately vested in full.

(2)	Reflects the immediate vesting of the unvested portion of the executives’ Defined Contribution Plan Account.

(3)

Mr. Kitch signed an employment agreement in connection with his election as President and Chief Executive Officer which provides for severance under the above scenarios equal to a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus, a prorated annual bonus for the termination year under the applicable bonus plan at his target amount; and 2.5 years of continued health and welfare benefit coverage.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

In general, under the Change of Control Plan, a change of control is one or more of the following events: (1) any person acquires more than 30% of the company’s outstanding common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in our stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

A change of control event does not occur upon the approval by stockholders of a merger, consolidation, or sale transaction alone, but rather consummation of such a triggering event is also required.

Under the Change of Control Plan, benefits are payable to an executive officer when his or her employment terminates within two years following a change of control event in the following circumstances (each a “Change of Control Termination Event”):

•	Involuntary termination of the executive’s employment for any reason other than death, disability, or cause; or

•	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):

o	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;

o

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

o	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel;

o	a failure by Clearwater Paper or any successor to provide comparable, aggregate benefits; or

o	a material breach by Clearwater Paper or any successor concerning the terms and conditions of the executive’s employment.

Upon the occurrence of a Change of Control Termination Event, the following severance benefits are payable to executives:

•

a cash benefit equal to the executive’s annual base pay plus his or her annual base pay multiplied by his or her target bonus percentage, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount, multiplied by 2.5. The cash benefit is subject to a downward adjustment if the executive separates from service within thirty months of his or her 65th birthday;

•

an annual incentive award for the fiscal year of termination, determined based on the executive’s target bonus and prorated for the number of days during the fiscal year in which the executive was employed;

•

continued group health plan coverage for 2.5 years, or, if less, the period until the executive begins new employment, referred to as the Subsidized Benefits Period, or such other period required by COBRA;

•	reimbursement of COBRA premium payments during the Subsidized Benefits Period up to the amount paid by the company for the same coverage for its active senior executives;

•	continued basic life insurance coverage for the Subsidized Benefits Period;

•

a lump sum cash benefit equal to the value of that portion of the executive’s account in the 401(k) Plan which is unvested and the unvested portion, if any, of the executive’s “401(k) Plan supplemental benefit” account under the Supplemental Plan; and

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

•

for executives participating in the Retirement Plan, a lump sum cash benefit equal to the present value of the executive’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and Supplemental Plan, respectively, if the executive is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service.

No Tax Gross-Ups. We do not pay tax gross ups in connection with change of control payments. In the event an executive’s severance or change of control payments are subject to an excise tax, he or she will receive whichever provides the greater “after-tax” benefit—either the full amount of the change of control payments or an amount that has been reduced to a point where such payments are not subject to an excise tax.

Mr. Kitch’s Employment Agreement

We entered into an employment agreement with Mr. Kitch effective April 1, 2020, (the “Agreement”). Mr. Kitch does not participate in the Severance Plan and Change of Control Plan.

Pursuant to Mr. Kitch’s Agreement, if his employment terminates on or after April 1, 2020, for any reason other than cause, death, disability, or retirement, or he terminates his employment for good reason, he would receive (i) a cash severance payment equal to one and a half times his base salary; (ii) a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance; and (iii) eighteen months of continued health and welfare benefit coverage. If Mr. Kitch is terminated without cause or he resigns for good reason, within the two years following a change of control, he will receive (i) a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus; (ii) a prorated annual bonus for the termination year under the applicable bonus plan at his target amount; and (iii) 2.5 years of continued health and welfare benefit coverage. If Mr. Kitch is terminated due to death or disability, he would receive a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance.

In order to be entitled to receive any separation payments, Mr. Kitch agreed to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Other Potential Payments Upon Termination

In addition to those termination situations addressed above, named executive officers or their beneficiaries are entitled to certain payments upon death, disability, or retirement.

For annual RSU and performance share awards, if the holder’s employment terminates because of death, disability, or retirement the following occurs:

•

for RSUs, a prorated portion of the award scheduled to vest at the next vesting date, would be paid based on the ratio of the number of full months the holder was employed from the previous annual vesting date (or from the grant date, if the holder’s employment terminates within twelve months of the grant date) to the date of termination, to twelve months; and

•

for performance shares, a prorated portion of the award would be paid at the end of the performance period, based on the ratio of the number of full calendar months the holder was employed during the performance period to thirty-six months.

For annual RSU awards granted in 2020, the RSUs shall vest ratably over a three-year period (33%, 33% and 34%) on March 3rd of 2021, 2022 and 2023, respectively. For annual RSU awards granted in 2021, the RSUs shall vest ratably over a three-year period (33%, 33% and 34%) on March 4th of 2022, 2023 and 2024, respectively. For annual RSU awards granted in 2022, the RSUs shall vest ratably over a three-year period (33%, 33% and 34%) on March 3rd of 2023, 2024 and 2025, respectively.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

For special (non-annual) RSU awards granted in 2020, the RSUs shall cliff vest in accordance with the terms of their awards in two, three and four years from date of grant (April 13, 2023 and April 1, 2024).

With respect to RSUs and performance shares, dividend equivalents, if any, that would have been paid on the shares earned had the recipient owned the shares during the prorated period, are paid at the end of the vesting or performance period.

The following table summarizes the value as of December 31, 2022, that our named executive officers who were employed at such time would be entitled to receive assuming the respective officer’s employment terminated on that date, in connection with death, disability or retirement. No named executive officer employed on such date was eligible for retirement, with the exception of Mr. Gadd who was eligible for early retirement under the Retirement Plan as of December 31, 2022. As a result, the amounts shown for the other named executive officers in the table reflect amounts they would be entitled to receive in connection only with death or disability.

	Cash Severance Benefit	Pro-Rata Annual Bonus(1)	Value of Equity Acceleration(2)	Benefit Continuation	Total

Arsen S. Kitch	$0	$887,500	$4,280,886	$0	$5,168,386

Michael J. Murphy	$0	$326,600	$1,383,733	$0	$1,710,333

Steve M. Bowden	$0	$281,700	$640,123	$0	$921,823

Michael S. Gadd	$0	$323,400	$756,238	$0	$1,079,638

Kari G. Moyes	$0	$267,000	$623,789	$0	$890,789

(1)

All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2022, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)

Amount reflects the value of equity acceleration with respect to outstanding RSUs, which was calculated using the company’s closing stock price of $37.81 on December 30, 2022. Amount reflects any equity acceleration with respect to outstanding performance shares based on actual performance as of December 31, 2022.

Additional Termination or Change of Control Payment Provisions

Annual Incentive Plan. In the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her prorated target bonus for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive plan is substantially similar to the definition of “change of control” described above with respect to the Change of Control Plan, and like certain other benefits under that plan requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a prorated portion of the annual bonus based on our actual performance.

Benefits Protection Trust Agreement. We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under our Supplemental Plan; Annual Incentive Plan; Severance Plan; Change of Control Plan;

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Management Deferred Compensation Plan; Deferred Compensation Plan for Directors; the Salaried Severance Plan; Mr. Kitch’s Employment Agreement; and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

CEO PAY RATIO

Under SEC rules, we are required to provide information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. The median of the annual total compensation of all employees of our company (other than our CEO) was $83,391. As reported in the “2022 Summary Compensation Table” above, the annual total compensation of our CEO was $4,693,688. Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 56 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of the date of the last payroll run for the year (December 30, 2022), our employee population consisted of approximately 3,036 individuals with all of the individuals located in the United States. This population consisted of our full-time, part-time, and temporary workers.

•	To identify the median employee from our employee population, we compared the amount of total cash earnings of all of our employees (other than our CEO) based on our payroll records.

•	Since all of our employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

The pay ratio disclosed above was calculated in accordance with SEC rules based upon our reasonable judgement and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our estimated pay ratio as disclosed above.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

PAY VS PERFORMANCE

	Arsen S. Kitch		Linda K. Massman				Value of Initial Fixed $100 Investment on 12/31/2019 based on:
	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO(1)(2)	SCT Total for PEO	CAP to PEO	Average SCT Total for Non-PEO NEOs(3)	Average CAP to Non-PEO NEOs(1)(2)(3)	Company Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (millions)	Adjusted EBITDA(5)

2022	$4,665,888	$8,013,712	N/A	N/A	$1,485,132	$2,042,485	$177.01	$117.98	$46.0	$226.9

2021	$3,508,327	$2,881,453	N/A	N/A	$1,309,743	$880,350	$171.68	$139.56	($28.1)	$174.6

2020	$4,010,645	$8,567,932	$2,113,374	$2,227,347	$1,691,924	$2,908,320	$176.73	$112.48	$77.1	$283.2

(1)
In order to calculate the compensation “actually paid” for our PEO and NEOs, we have subtracted the following amounts from the value in the
“2022 Summary Compensation Tables”
totals, which reflect the grant date fair value for performance and time vesting RSUs granted in the indicated year, computed in accordance with FASB ASC Topic 718 and excluding any estimated forfeitures, as described more fully in the summary compensation table.

Arsen S. Kitch	Equity Award Values	Linda K. Massman	Equity Award Values	NEO Average	Equity Award Values

2022	$2,113,054	2022	N/A	2022	$446,147

2021	$1,838,354	2021	N/A	2021	$418,348

2020	$2,075,292	2020	—	2020	$904,741

(2)
In order to calculate the compensation “actually paid” for our PEO and NEOs, we have added the following amounts, which reflect the change in fair value for performance and time vesting RSUs, and options, as applicable, in each case computed in accordance
with FASB ASC Topic 718.

Arsen S. Kitch	Fair value of awards granted in year and unvested at end of year	Change in fair value of awards granted in prior year through end of year or vesting date	Linda K. Massman	Fair value of awards granted in year and unvested at end of year	Change in fair value of awards granted in prior year through end of year or vesting date		NEO Average	Fair value of awards granted in year and unvested at end of year	Change in fair value of awards granted in prior year through end of year or vesting date

2022	$4,263,040	$1,197,839	2022	N/A	N/A		2022	$2,004,903	$647,739

2021	$1,753,889	($542,410)	2021	N/A	N/A		2021	$375,378	($386,724)

2020	$5,857,139	$775,440	2020	—	$113,973	(a)	2020	$2,004,903	$103,414	(b)

(a)	This amount includes the value of unvested equity forfeited by Linda Massman ($423,485) in connection with her departure in 2020.

(b)	This amount includes the value of unvested equity forfeited by Robert Hrivnak ($63,033) in connection with his departure in 2020.

(3)	The named executive officers included for purposes of determining the average compensation for our named executive officers each year, is as follows:

NEOs

2022	Mike Murphy, Steve Bowden, Michael Gadd, and Kari Moyes

2021	Mike Murphy, Steve Bowden, Michael Gadd, and Kari Moyes

2020	Mike Murphy, Steve Bowden, Michael Gadd, Kari Moyes, and Robert Hrivnak

(4)
Represent the total stockholder return of the S&P Midcap 400
®
Index (excluding members of the GICS
®
Financials sector) over the indicated periods, which is the index used for purposes of our performance graph disclosure in our 2023
10-K.

(5)	A reconciliation to GAAP EBITDA is found on p. 26 of our 10-K.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

The compensation actually paid for our named executive officers and current and former CEO, as disclosed in the above table, is strongly correlated with our TSR, net income and adjusted EBITDA performance. Our cumulative
3-year
TSR is also strong relative to our peer index.
As described in the above Compensation Discussion & Analysis section, the Compensation Committee believes the following are the most important goals in its executive compensation program linking pay to performance, with adjusted EBITDA serving as the single most important financial metric. The Compensation Committee does not use any other financial performance metrics besides those listed below when assessing pay and performance.
Most Important Performance Metrics

Adjusted EBITDA (financial)

Free Cash Flow (financial)

ROIC (financial)

TSR (financial)

Strategic Objectives (non-financial)

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

5. AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the company’s audited financial statements for the fiscal year 2022 with management and KPMG LLP (“KPMG”) and discussed with KPMG those matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” as amended. The Audit Committee received the written disclosures from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based on these reviews and discussions with management, KPMG and the company’s internal audit function, the Audit Committee recommended to the Board that the company’s audited financial statements for the fiscal year ended December 31, 2022, be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members
John J. Corkrean, Chair Jeanne M. Hillman Kevin J. Hunt Ann C. Nelson John P. O’Donnell

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee’s policy is to evaluate and determine that the services provided by KPMG in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2022 and 2021 for professional services rendered by KPMG for the audit of our financial statements and other services.

	Audit Fees(1)	Audit-Related Fees	Tax Fees	All Other Fees

2021	$1,610,950	$-	$-	$-

2022	$1,840,000	$-	$-	$-

(1)

Audit fees represent fees for the audit of the company’s annual financial statements, the audit of internal control over financial reporting, reviews of the quarterly financial statements, consents and debt compliance reports.

We have adopted a policy relating to independent auditor services and fees, which provides for pre-approval of audit, audit-related, tax and other specified services on an annual basis. Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

6. ANNUAL MEETING INFORMATION

SUMMARY

This summary highlights important information you will find elsewhere in this Proxy Statement. It is only a summary and you should review the entire Proxy Statement before you vote.

MEETING INFORMATION

Date and Time	Location	Record Date	Mailing Date

Thursday, May 11, 2023 9:00 a.m. Pacific	Grand Hyatt, 721 Pine Street, Seattle, WA 98101	March 13, 2023	On or about March 30, 2023
Via webcast: https://register.proxypush.com/CLW

MEETING AGENDA / PROPOSALS

Proposal	Board of Directors’ Recommendation

1. Elect three directors to the Clearwater Paper Corporation Board of Directors	FOR each nominee

2. Ratify the appointment of our independent registered public accounting firm for 2022	FOR

3. Hold an advisory vote to approve the compensation of our named executive officers	FOR

4. Hold an advisory vote on the frequency of the say-on-pay vote	ANNUAL

5. Approve Amendment to the Clearwater Paper Corporation 2017 Stock Incentive Plan	FOR

6. Transact any other business that properly comes before the meeting

Information regarding our executive compensation program can be found under the “Executive Compensation Discussion and Analysis” section found elsewhere in this proxy.

GENERAL INFORMATION

STOCKHOLDER PROPOSALS FOR 2024

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2024 Annual Meeting is December 1, 2023. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by the company between January 12, 2024 and February 11, 2024. A stockholder’s notice relating to such a nomination or proposal must set forth the information required by our Bylaws and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. A copy of our Bylaws is available for downloading or printing by going to our website at www.clearwaterpaper.com, and selecting “Investors,” and then “Governance.”

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

STOCKHOLDERS SHARING THE SAME ADDRESS

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. Broadridge will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you write or call at:

Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717 or 1-866-540-7095.

In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact Broadridge at the above contact information.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2022 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2022, was made available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. You may view a copy of the 2022 Annual Report by going to our website at www.clearwaterpaper.com, and then selecting “Investors” and then selecting “Financial Info” and then “Annual Reports” or request one by selecting “Contact Us.”

DELINQUENT SECTION 16(a) REPORTS

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and applicable officers, we believe all persons subject to reporting filed the required reports on time in 2022.

COPIES OF CORPORATE GOVERNANCE AND OTHER MATERIALS AVAILABLE

The Board of Directors has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our website at www.clearwaterpaper.com, by selecting “Investors” and then “Governance:”

•	Restated Certificate of Incorporation

•	Amended and Restated Bylaws

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Officers

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Director Independence Policy

•	Human Rights Policy

•	Related Person Transaction Policy

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

FORWARD LOOKING STATEMENTS

This report contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market conditions; company and divisional financial and operations performance; inflationary impacts and mitigation; product sustainability and attributes; environmental, social and governance goals, commitments and performance; human capital and work-force commitments; board declassification; and customers and customer expectations and service. These forward-looking statements are based on management’s current expectations, estimates, assumptions, and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this report. Important factors that could cause or contribute to such differences include those discussed in the “Risk Factors” and “Developments and Trends in Our Business” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2022, which is in this report. Forward-looking statements contained in this report present management’s views only as of the date of this report. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to most of our stockholders over the Internet, rather than mailing paper copies of those materials to each stockholder. On or about March 30, 2023, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our 2023 Proxy Statement and 2022 Annual Report and view instructions on how to vote via the Internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed. Some of our stockholders were not mailed the Notice and were instead delivered paper copies of the documents accessible on the Internet.

ANNUAL MEETING INFORMATION

DATE, TIME AND PLACE OF THE MEETING

The 2023 Annual Meeting of Stockholders will be held on Thursday, May 11, 2023, at 9:00 a.m., local time, at The Grand Hyatt, 721 Pine Street, Seattle, WA 98101.

INSTRUCTIONS FOR WEB PARTICIPATION IN THE ANNUAL MEETING

We are holding the Annual Meeting in person at The Grand Hyatt as presented in the Notice of Annual Meeting provided with our proxy materials. However, we are also providing a means to participate in the meeting via a webcast.

VOTING AT THE MEETING

Please note that stockholders will not be able to vote or revoke a proxy through the webcast. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to complete and return the proxy card included with our proxy materials, or through your broker, bank, or other nominee’s voting instruction form. Stockholders of record can also vote via telephone or via the internet by following the instructions on your proxy card. Stockholders of record may still attend the Annual Meeting and revoke their proxy at any time before it is voted.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

WEBCAST REGISTRATION INSTRUCTIONS

To attend the webcast of the Annual Meeting, stockholders will need to register at register.proxypush.com/CLW or enter the url https://register.proxypush.com/CLW. Once registered, stockholders will receive a confirmation email with a link to access the webcast. Those planning to listen should connect to the webcast at least 10 minutes prior to the start of the Annual Meeting. Subject to customary rules adopted by the company, stockholders attending the Annual Meeting in person will be provided an opportunity to ask questions and the Annual Meeting webcast will offer a means to ask written questions.

REPLAY OF THE MEETING

The Annual Meeting webcast will be archived on the Investor Relations section of the company’s website through May 11, 2024.

If you have further questions regarding proxy voting or how to access the Annual Meeting via webcast, please do not hesitate to contact investor relations at investorinfo@clearwaterpaper.com or by phone at (509) 344-5906.

PURPOSE OF THE MEETING

The purpose of the meeting is to:

•	elect three directors to our Board;

•	ratify the appointment of our independent registered public accounting firm for 2023;

•	hold an advisory vote to approve the compensation of our named executive officers;

•	hold an advisory vote on the frequency of the say-on-pay advisory vote;

•	approve amendment to the Clearwater Paper Corporation 2017 Stock Incentive Plan; and

•	transact any other business that properly comes before the meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that you vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2022, FOR approval of the compensation of our named executive officers, FOR one year on the advisory vote on the frequency of the say-on-pay advisory vote and FOR approval of the amendment to the Clearwater Paper Corporation 2017 Stock Incentive Plan.

WHO MAY VOTE

Stockholders who owned common stock at the close of business on March 13, 2023, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

PROXY SOLICITATION

Certain of our directors, officers and employees, our proxy solicitor, D.F. King & Co., and our third-party investor relations company, Solebury Trout, LLC, may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $7,500 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Clearwater Paper common stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

TABULATION OF VOTES—INSPECTOR OF ELECTION

Broadridge Financial Solutions, Inc., or Broadridge, will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

VOTING

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with Clearwater Paper (through our transfer agent, Computershare) and Shares held in a Clearwater Paper 401(k) Savings Plans (through Fidelity Management Trust Company):

•

Via Internet: Go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, and date your proxy card, and return it in the postage paid envelope that was provided to you, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

IMPORTANT NOTE TO 401(K) SAVINGS PLANS PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 8, 2023, in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares.

If the 401(k) Savings Plans trustee does not timely receive voting directions from a 401(k) Savings Plans participant or beneficiary, the participant or beneficiary shall be deemed to have directed the 401(k) Savings Plans trustee to vote his or her company stock account in accordance with the pro rata percentage of voting directions received for the allocated stock. Conversely, if voting directions are timely received, they will proportionally control how unallocated or undirected shares of company stock are voted. For this reason, shares held through a 401(k) Savings Plan are ineligible to be voted at the in-person meeting.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•

You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your bank, broker, or other nominee in order to instruct your bank, broker, or nominee on how to vote your shares. The availability of telephone or Internet voting will depend on the voting process of the bank, broker, or other nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

•

If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the holder of record of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items but cannot vote your shares for “non-discretionary” items.

If you vote via the Internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card, voting instruction forms and through the Internet and

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

telephone voting facilities to vote your shares will vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2022, FOR advisory approval of the vote on the compensation of our named executive officers, FOR one year on the advisory vote of the frequency of the say-on-pay advisory vote, and FOR the approval of amendment to the Clearwater Paper Corporation 2017 Stock Incentive Plan. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co. toll-free at 1-800-578-5378 or Solebury Trout LLC, Investor Relations at 1-509-344-5906.

REVOKING YOUR PROXY

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation by mailing to Clearwater Paper Corporation, Corporate Secretary, 601 West Riverside Avenue, Suite 1100, Spokane WA, 99201 and by submitting a later-dated proxy, or you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in one of the 401(k) Savings Plans (through Fidelity Management Trust Company), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions. Broadridge, our proxy agent, must receive your revocation by 11:59 p.m., Eastern Daylight Time, on Monday, May 8, 2023 in order for the revocation to be communicated to the 401(k) Savings Plans trustee.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker, or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

QUORUM

On March 13, 2023, the record date, we had 16,984,699 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

VOTES NEEDED

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director listed in Proposal 1, to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 2, and to approve amendment to the Clearwater Paper Corporation 2017 Stock Incentive Plan set forth in Proposal 5. The frequency that receives the majority of the votes will determine how often a say-on-pay vote will be held in subsequent years.

The votes presented in Proposal 3 and Proposal 4 are advisory votes and therefore are not binding on the company, our Compensation Committee or our Board of Directors. We, however, value the opinions of our stockholders. The Compensation Committee will, as it did with respect to previous stockholder advisory votes regarding named executive officer compensation, take into account the result of the advisory vote when determining future executive compensation.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 1, 2, and 5 withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

MAJORITY VOTE STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present in person or by proxy and entitled to vote for the election of directors. As provided in our Bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election.

In accordance with our Bylaws, our Board of Directors may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

ANNUAL MEETING ATTENDANCE

We cordially invite and encourage all of our stockholders to attend the meeting either virtually or in-person. Persons who are not stockholders may attend only if invited by us. You should be prepared to present photo identification for admittance to the in-person meeting.

•	If you are a stockholder of record, you must bring a copy of the Notice or proxy card in order to be admitted to the meeting.

•	If you hold your shares through one of the 401(k) Savings Plans, you must bring your proxy card in order to be admitted to the meeting.

•	If you own shares in “street” or “nominee” name, you must bring proof of beneficial ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

If you do not provide photo identification and comply with the other procedures outlined above, you may not be admitted to the Annual Meeting.

OTHER MATTERS PRESENTED AT ANNUAL MEETING

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2022 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on such matters.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

7. PROPOSALS

PROPOSAL 1—ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter, our Amended and Restated Bylaws and our Corporate Governance Guidelines.

Each nominee is currently a member of the Board. If any nominee becomes unable to serve as a director before the meeting or decides not to serve, the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

NOMINEES FOR ELECTION AT THIS MEETING FOR A TERM EXPIRING IN 2026

Joe W. Laymon

Age 70, a director since May 2019

John P. O’Donnell

Age 62, a director since April 2016

Christine M. Vickers Tucker

Age 55, a director since May 2021

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each nominee for director listed in Proposal 1.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

PROPOSAL 2—RATIFICATION OF THE

APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2023

We recommend a vote FOR this proposal.

Based upon its review of KPMG LLP’s (“KMPG”) qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2023.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by our stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2023 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, may continue to retain that firm, or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

PROPOSAL 3—ADVISORY VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends a vote FOR this proposal.

This Proposal 3 vote, provides you with the opportunity to advise our Board of Directors and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Executive Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.

We encourage stockholders to read the Executive Compensation Discussion and Analysis section, which describes our executive compensation programs that are designed to attract, retain, motivate and reward our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the company’s achievement of financial performance targets as well as their individual achievement of specific strategic and corporate goals on an annual basis and for realization of increased stockholder return on a long-term basis. In 2022, we received a 97% vote in favor of our executive compensation program from our stockholders.

We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The advisory vote is not binding on the company, our Compensation Committee or our Board of Directors. We value the opinions of our stockholders, however, and the Compensation Committee will take into account, as it did with respect to last year’s advisory vote to approve named executive officer compensation, the result of the vote when determining future executive compensation.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

PROPOSAL 4—ADVISORY VOTE ON FREQUENCY OF THE

SAY-ON-PAY VOTE

The Board of Directors recommends a vote to conduct an advisory vote on executive compensation ANNUALLY.

In accordance with Section 14A of the Exchange Act, our Board of Directors is asking you to vote on a proposal, commonly known as a “say-when-on-pay” proposal, which gives our stockholders the opportunity to advise our Board how often we should conduct an advisory stockholder vote on the compensation of our named executive officers. We are required to seek an advisory stockholder vote on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently. You are voting on the following resolution which reads:

“RESOLVED, that a non-binding advisory vote of Clearwater Paper Corporation’s stockholders to approve the compensation of Clearwater Paper Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables and any related material) shall be held at an annual meeting of stockholders, beginning with the 2024 Annual Meeting of Stockholders, (i) every year, (ii) every 2 years, or (iii) every 3 years.”

You have four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every year, every 2 years or every 3 years. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board’s recommendation on this item.

Our Board believes that an annual advisory vote on the compensation of our named executive officers is an important aspect of stockholder engagement. An annual “say-on-pay” vote facilitates direct and regular stockholder feedback on our compensation policies, which our Board and Compensation Committee value in determining the company’s compensation philosophy and designing our pay practices.

Based on the results of the stockholders’ vote in our prior “say-when-on-pay” advisory vote in 2017, our Board believes that a majority of our stockholders prefer an annual vote. Since 2011 we have conducted “say-on-pay” votes every year.

Therefore, our Board recommends that you vote for conducting an advisory vote on the compensation of our named executive officers every year, starting again with the 2024 Annual Meeting of Stockholders.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

PROPOSAL 5—APPROVAL OF AMENDMENT TO THE CLEARWATER

PAPER CORPORATION 2017 STOCK INCENTIVE PLAN

We recommend a vote FOR the proposal.

The Clearwater Paper Corporation 2017 Stock Incentive Plan (the “Equity Plan”) provides equity incentive awards to help promote our long-term success and the creation of stockholder value by, among other things

•	encouraging our employees to focus on critical long-range objectives;

•	attracting and retaining employees with exceptional qualifications; and

•	linking our employees directly to stockholder interests through increased stock ownership.

The Equity Plan authorizes the issuance of shares of common stock and the grant of restricted shares, performance shares, restricted stock units, stock options, and stock appreciation rights.

Upon its approval by stockholders at the 2017 annual meeting, the Equity Plan replaced our Amended and Restated 2008 Stock Incentive Plan (the “Prior Plan”) and the Prior Plan was terminated. No further awards could be made under the Prior Plan, but outstanding awards previously granted under the Prior Plan continued to be administered in accordance with their terms.

DESCRIPTION OF AMENDMENT

The amendment to the Equity Plan approved by our Board of Directors and submitted for stockholder approval establishes a new share reserve, in place of the current share reserve, with 800,000 shares available for issuance under the Equity Plan for grants on and after May 11, 2023, plus (a) the number of shares subject to all outstanding awards under the Equity Plan and the Prior Plan as of such date that are later forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expire and (b) the number of shares used to satisfy tax withholding obligations related to all outstanding awards of restricted shares, restricted stock units, or performance shares under the Equity Plan and the Prior Plan as of such date. Any shares authorized for issuance under the Equity Plan that are not subject to outstanding awards as of May 11, 2023 shall be cancelled and shall no longer be available for issuance under the Equity Plan.

The Equity Plan contains the following important compensation and governance best practices:

•

The repricing of stock options or stock appreciation rights, and the cancellation of stock options, stock appreciation rights, or restricted stock units in return for cash or the grant of new stock options, stock appreciation rights, or restricted stock units is prohibited without stockholder approval:

•	There is a one-year minimum vesting requirement for all award types under the Equity Plan, except for awards granted in an amount not to exceed 5% of the shares authorized under the Equity Plan;

•	There is a robust clawback provision;

•	There is an annual limit on the value of awards to our outside directors;

•	The award agreements for our executive officers have “double trigger” change of control vesting upon a “qualifying termination” in connection with a change of control;

•	Dividends on shares that have not vested and any accrued dividends are not paid under the Equity Plan until the underlying shares vest;

•

Dividend equivalents on restricted stock units and performance shares under the Equity Plan are subject to the same conditions and restrictions, including forfeiture conditions, as the restricted stock units or performance shares to which the dividend equivalents relate; and

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

•	The Equity Plan prohibits liberal share recycling with respect to stock options and stock appreciation rights.

REQUEST FOR ADDITIONAL SHARES, DILUTION AND OVERHANG

To provide us with the flexibility to responsibly address our future equity compensation needs, we are requesting that stockholders approve this amendment to the Equity Plan to establish a new reserve of 800,000 shares available for issuance under the Equity Plan. After giving effect to the establishment of the new share reserve, we expect the Equity Plan to last at least another 2 years, and the overhang percentage as of March 13, 2023 would be 11%.

When considering the number of additional shares to add to the Equity Plan, the Compensation Committee reviewed, among other things, the potential dilution to stockholders as measured by the burn rate, dilution, and overhang, projected future share usage and projected forfeitures. The projected future usage of shares under the Equity Plan was reviewed under scenarios based on a variety of assumptions. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Equity Plan while minimizing stockholder dilution.

As of March 13, 2023, there were:

•	outstanding stock option awards for 294,125 shares under the Equity Plan and the Prior Plan, with a weighted average exercise price of $50.53 and a weighted average remaining term of 3.3 years;

•	outstanding and unvested performance share awards for 254,362 shares;

•	outstanding and unvested restricted stock unit awards for 456,427 shares.

The table below sets forth the number of (i) stock option awards and restricted stock unit awards granted, and (ii) performance share awards earned, in each case since the Equity Plan’s inception, and the weighted-average number of shares of common stock outstanding during each year.

Burn Rate

	2022	2021	2020

Stock Option Awards Granted	0	0	0

Restricted Stock Unit Awards Granted	220,518	180,521	377,822

Performance Share Awards Earned	59,755	6,380	0

Weighted-Average Common Stock Outstanding	16,985,000	16,767,000	16,569,000

REASONS FOR AMENDMENT

As discussed in the Proxy Statement under “Executive Compensation Discussion and Analysis,” awards under our Equity Plan are an integral part of our executive compensation program and our efforts to align the interests of our management team with those of our stockholders. The proposed increase in shares reserved for the Equity Plan will allow us to continue these efforts.

APPROVAL UNDER NEW YORK STOCK EXCHANGE CORPORATE GOVERNANCE STANDARDS

As a company with common stock listed on the New York Stock Exchange, we must seek stockholder approval of any “material revisions” to an equity compensation plan that provides for the delivery of our equity securities to any employee, director or other service provider as compensation for services. The proposed amendment to our Equity Plan is subject to this stockholder approval requirement.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

SUMMARY OF THE EQUITY PLAN

Administration. Administration of the Equity Plan is carried out by the Compensation Committee of our Board of Directors. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the Equity Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended. The Board may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board will specify the maximum number of shares underlying all awards and the maximum number of shares underlying any individual award made by such officers during any calendar year. Currently our CEO is authorized to grant up to 4,000 stock awards to an individual employee and up to 150,000 stock awards in the aggregate in any calendar year, in either case except to a Section 16 officer. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.

Eligibility. Our officers and employees are eligible to participate in the Equity Plan. Our directors and other persons that provide consulting services to us are also eligible to participate in the Equity Plan. As of March 13, 2023, 81 officers, employees and non-employee directors are eligible for awards under the Equity Plan.

Historical Plan Benefits. Our named executive officers received awards under the Equity Plan in 2022 and prior years. Information regarding these awards is set forth in this Proxy Statement under “Executive Compensation Tables—2022 Compensation”—specifically, in the 2022 Summary Compensation Table, the Grants of Plan-Based Awards for 2022 Table and the 2022 Outstanding Equity Awards at Fiscal Year End Table. The following table sets forth, for each of the individuals and group indicated, the number of shares subject to stock options granted under the Equity Plan since the inception of the Equity Plan through March 13, 2023. No stock options have been granted under the Equity Plan to any of our directors (including nominees). No person received 5% or more of the total stock options granted under the Equity Plan since its inception.

Name and Position	Number of Shares Underlying Stock Options Granted (#)

Arsen S. Kitch President and Chief Executive Officer	19,932

Michael J. Murphy Senior Vice President and Chief Financial Officer	-

Steve M. Bowden Senior Vice President, General Manager Pulp & Paperboard Div.	-

Michael S. Gadd Senior Vice President, General Counsel and Corporate Secretary	42,630

Kari G. Moyes Senior Vice President, Human Resources	29,169

All current executive officers	95,904

All current non-employee directors	-

All other employees, including officers who are not executive officers	846,876

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

New Plan Benefits. Because it is within the discretion of our Compensation Committee to determine which officers, employees and consultants receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Equity Plan or the amount of the awards. The following table sets forth information with respect to the performance share awards and restricted stock units granted under the Equity Plan in 2022 to each of the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group, as of March 13, 2023.

Name and Position	Performance Share Awards(1) (#)	Restricted Stock Unit Awards (#)

Arsen S. Kitch President and Chief Executive Officer	84,562	28,187

Michael J. Murphy Senior Vice President and Chief Financial Officer	19,412	6,470

Steve M. Bowden Senior Vice President, General Manager Pulp & Paperboard Div.	16,912	5,638

Michael S. Gadd Senior Vice President, General Counsel and Corporate Secretary	19,218	6,406

Kari G. Moyes Senior Vice President, Human Resources	15,874	5,292

All current executive officers	169,432	56,477

All current non-employee directors	-	-

All other employees and consultants, including officers who are not executive officers	36,702	164,041

(1)	Because performance share awards may result in the issuance of common stock from 0-200% of the target performance share awards, we show 200% of that target award as outstanding under the Equity Plan.

Maximum Shares. Under the current Equity Plan, the maximum number of shares of common stock available for issuance is 1,000,000 shares, plus (a) the number of shares subject to all outstanding awards under the Equity Plan and the Prior Plan as of May 13, 2020 that are later forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expire and (b) the number of shares used to satisfy tax withholding obligations related to all outstanding awards of restricted shares, restricted stock units, or performance shares under the Equity Plan and the Prior Plan as of such date (the “current share reserve”). As of March 13, 2023, there were 741,584 shares remaining available for issuance under the current share reserve. If stockholders approve the proposal at the Annual Meeting, the maximum number of shares of common stock available for issuance under the Equity Plan for grants on and after May 11, 2023 will be 800,000 shares plus (a) the number of shares subject to all outstanding awards under the Equity Plan and the Prior Plan as of such date that are later forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expire and (b) the number of shares used to satisfy tax withholding obligations related to all outstanding awards of restricted shares, restricted stock units, or performance shares under the Equity Plan and the Prior Plan as of such date (the “new share reserve”). Further, if stockholders approve the proposal at the Annual Meeting, effective as of May 11, 2023, any remaining shares authorized for issuance under the Equity Plan pursuant to the current share reserve that are not subject to outstanding awards as of such date shall be cancelled and shall no longer be available for issuance under the Equity Plan.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Any shares issued in connection with any type of award granted on or after May 11, 2023 will be counted against the new share reserve as one share for every share issued. Further, any shares pursuant to an outstanding award under the Equity Plan and the Prior Plan as of May 11, 2023 that return to the Equity Plan after May 11, 2023 to the extent such award is forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expires, or the portion of shares used to satisfy tax withholding obligations for such outstanding awards that are restricted shares, restricted stock units, or performance shares, but not stock options and stock appreciation rights, will increase the new share reserve by one share for every share that returns to the Equity Plan. The maximum number of shares of our common stock that may be subject to awards granted to an employee in a calendar year is 175,000 shares, except that in his or her first year of employment, an employee could be granted up to two times that amount. The grant date value of equity awards made to any outside director in a calendar year cannot exceed $500,000.

The new share reserve, stock award limitations and the terms of outstanding awards will be adjusted as appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If any outstanding stock option award expires or becomes unexercisable without having been exercised in full, or any restricted share, restricted stock unit or performance share award is forfeited to or repurchased by us, the shares underlying such award will become available for future awards under the Equity Plan. Shares used to satisfy tax withholding obligations related to an award of restricted shares, restricted stock units or performance shares will become available for future grant or sale under the Equity Plan. To the extent an outstanding award is paid out in cash rather than shares, any shares underlying that award will become available for future grant or sale under the Equity Plan. The following shares issued or delivered under the Equity Plan will not again be available for grant under the Equity Plan: (i) shares tendered in payment of the exercise price of a stock option, (ii) shares withheld to satisfy tax withholding obligations with respect to stock options and stock appreciation rights, (iii) shares that we repurchase with stock option proceeds, and (iv) with respect to stock appreciation rights settled in shares, the full number of shares subject to the stock appreciation rights regardless of the number of shares used to settle the stock appreciation rights upon exercise.

The closing price for our common stock on the New York Stock Exchange as of March 13, 2023, was $34.03 per share.

Restricted Stock Units. The administrator, or CEO in the case of certain recipients not subject to Section 16, will select the recipients who are granted restricted stock units and, consistent with the terms of the Equity Plan, will establish the terms of each restricted stock unit award. Restricted stock unit awards give a recipient the right to receive a specified number of shares of stock, or in the administrator’s discretion, the equivalent value in cash or a combination of shares and cash, at a future date upon the satisfaction of certain vesting conditions. The vesting conditions will generally require the recipient to continue performing services over a three-year period in order to receive the full number of shares under the award, with possible exceptions for death, disability, retirement or other events. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is typically required of the recipient. Unlike restricted shares, the stock underlying restricted stock units will not be issued until the units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied. The administrator may, but is not required to, grant restricted stock units that include dividend equivalent rights for the period prior to vesting, which rights would be subject to the same vesting conditions as the original award.

Performance Shares. The administrator, or CEO in the case of certain recipients not subject to Section 16, will also select the recipients who are granted performance share awards, and will establish the terms of performance share awards consistent with the Equity Plan. Performance share awards give the recipient the right to receive a specified number of shares of stock, or in the administrator’s discretion, the equivalent value in cash or a combination of shares and cash, at a future date upon satisfaction of certain vesting and financial performance conditions. The actual number of shares issued upon settlement of the award (or the equivalent

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

amount of cash) depends upon the extent to which Clearwater Paper Corporation or designated business units meet or exceed certain financial performance targets—see the discussion below under “Performance Criteria.” The award recipient generally must remain employed by us during the entire performance period (or if less, one year) in order to receive any payment under the performance share award, with possible exceptions for death, disability, retirement or other events. Performance share awards may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is typically required of the recipient. The stock underlying performance share awards will not be issued until after the end of the performance period (and only if the performance targets have been achieved), and recipients of performance share awards generally will have no voting or dividend rights prior to that time. The administrator may, but is not required to, grant performance shares that include dividend equivalent rights for the performance period, which rights would be subject to the same performance conditions as the original award.

Stock Options. The administrator, or CEO in the case of certain recipients not subject to Section 16, can grant options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Code”) and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries. The administrator, or CEO in the case of certain recipients not subject to Section 16, will select the recipients who are granted options and, consistent with the terms of the Equity Plan, will prescribe the terms of each option, including the vesting rules for such option. A stock option agreement may provide for accelerated exercisability in the event of the recipient’s death, disability, or retirement or other events, and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service. The exercise price of a stock option cannot be less than 100% of the common stock’s fair market value on the date the option is granted. The exercise price may be paid in cash or in any other form permitted by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. The stock underlying options will not be issued until the options have vested and are exercised. Recipients of options generally will have no voting rights until the stock is issued and no rights to payments of dividends or dividend equivalents prior to the time the vesting conditions of the options are satisfied.

Stock Appreciation Rights. The administrator, or CEO in the case of certain recipients not subject to Section 16, may select individuals to receive stock appreciation rights under the Equity Plan. Stock appreciation rights may be granted independently or in consideration of a reduction in the recipient’s compensation. A stock appreciation right entitles the recipient to receive a payment equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the stock appreciation right. The exercise price cannot be less than 100% of our common stock’s fair market value on the date of grant. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. A stock appreciation right may be granted either alone or in tandem with stock option awards under the Equity Plan. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of shares of common stock, or a combination of shares and cash. Recipients of stock appreciation rights generally will have no voting rights unless and until stock is issued in settlement of their stock appreciation rights, and will have no rights to payments of dividends or dividend equivalents prior to the time the vesting conditions of the stock appreciation rights are satisfied.

Restricted Shares. The administrator, or CEO in the case of certain recipients not subject to Section 16, may select individuals to receive awards of restricted shares and, consistent with the terms of the Equity Plan, will establish the terms of each such award. A restricted share award will be subject to vesting conditions and possibly additional transfer restrictions, if so provided by the administrator. The vesting conditions will generally require the recipient to continue performing services over a three-year period in order to vest in the full number of shares under the award, with possible exceptions for death, disability, retirement, or other events. The administrator may also require that certain performance criteria be achieved or that other conditions be met. Recipients who are granted restricted shares generally have all of the rights of a stockholder

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

with respect to such shares, except that they will not receive any dividends on unvested shares unless and until the vesting conditions for those shares are satisfied. Restricted shares may be issued for consideration determined by the administrator, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

Performance Criteria. To measure company performance for an award period, the administrator can select one or more performance criteria set forth in the Equity Plan, to be applied either individually or in any combination. Following is the list of performance criteria under our Equity Plan that the administrator can select:

•	Cash flow: operating cash flow, free cash flow, cash flow per share, net operating cash flow, discounted cash flow in excess of cost of capital;

•	Earnings per share, including diluted earnings per share;

•	Earnings: EBI, EBIT, EBITD, EBITDA, or any combination of the foregoing;

•	Return: return on invested capital, return on stockholders’ equity, total stockholder return, return on assets, return on net assets;

•	Sales: gross sales, net sales;

•	Income: gross income, net income, operating income, net operating income, income from continuing operations, pre-tax income;

•	Margin: gross margin, profit margin, operating margin, pre-tax operating margin (including EBI, EBIT, EBITD or EBITDA margin);

•	Share: market share, market segment share, product share, customer share, channel share;

•	Completion of acquisitions, divestitures, joint ventures and restructurings;

•	Working capital: in absolute terms, or as a percentage of sales or net sales;

•	Debt: in absolute terms (including total debt and total debt plus equity) or as a ratio of debt to debt plus equity;

•	Value added: stockholder value added, market value added, economic value added;

•	Customer: customer satisfaction, customer loyalty, customer retention, customer service levels;

•	Cost: cost structure, cost reduction, cost savings, cost of goods sold, cost of goods sold adjusted for mix, cost of capital;

•	Operating goals: performance against strategic objectives, overall equipment effectiveness, safety, employee satisfaction;

•	Share price performance; and

•	Economic profit.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

The performance criteria may be applied to Clearwater Paper Corporation and its subsidiaries as a whole or to Clearwater Paper Corporation, a subsidiary or a business unit, either individually or in any combination. The administrator determines whether to measure performance on an absolute basis or on a relative basis compared to a pre-established target, to previous years’ results or to the performance of one or more comparable companies or a designated comparison group of companies or index. In applying these criteria to a particular period, the administrator may adjust any evaluation of performance to account for appropriate events, as determined by the Compensation Committee, involving

•	Asset write-downs;

•	Litigation or claim judgments or settlements;

•	Changes in law, accounting principles or other such laws or provisions affecting reported results;

•	Corporate reorganizations or restructurings;

•	Mergers, acquisitions, dispositions or spin-offs;

•	Discontinued operations;

•	Major maintenance;

•	“Mark-to-market” accounting adjustments for equity awards; and

•

Any adjustments for unusual or infrequently occurring items as disclosed in our financial statements (including footnotes) for the applicable year and/or in management’s discussion and analysis of the financial condition and results of operations appearing in our annual report to stockholders for the applicable year.

Vesting Restrictions on Awards. Except with respect to a maximum of five percent of the total number of shares authorized under the Equity Plan, no award under the Equity Plan may vest sooner than twelve months from the date of grant.

Clawback. Under the Equity Plan, we reserve the right to cancel or adjust the amount of any award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct, or the award recipient has engaged in conduct that resulted in reputational harm to Clearwater Paper Corporation. Awards issued under the Equity Plan are also subject to deductions and clawback as may be required pursuant to any federal or state law, government regulation or stock exchange listing requirement.

Change of Control. The administrator may include provisions in individual award agreements to accelerate the vesting and exercisability of outstanding awards in the event of a change of control, as defined in the Equity Plan.

Adjustment of Shares. If we declare a stock dividend, stock split, reverse stock split, spin-off or certain other distributions or transactions materially affecting the fair market value of our common stock, the administrator will make appropriate adjustments to the outstanding awards in accordance with the plan. To the extent not previously exercised or settled, all outstanding awards shall terminate immediately prior to the dissolution or liquidation of the company. In the case of a merger, consolidation or certain other transactions involving Clearwater Paper Corporation, outstanding awards may be continued, assumed, substituted, cancelled or settled, as specified in the award agreements or the agreement relating to the transaction.

Amendment and Termination. No awards may be granted under the Equity Plan after June 30, 2027. The Board of Directors may amend or terminate the Equity Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

amendment or termination of the Equity Plan may materially impair a recipient’s rights under outstanding awards without the recipient’s consent.

FEDERAL INCOME TAX ASPECTS OF THE EQUITY PLAN

This is a brief summary of the federal income tax aspects of awards that may be made under the Equity Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Equity Plan depend upon the type of award and, if the award is to an executive officer, whether the executive’s compensation is subject to the $1,000,000 deduction limit imposed under Section 162(m) of the Internal Revenue Code.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the excess of the proceeds received upon sale or disposition over the exercise price will be treated as long-term capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonqualified Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive performance share or restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. If cash is received upon settlement instead of shares, the amount of cash received is taxed as ordinary income. Recipients who receive awards of restricted shares subject to a vesting requirement generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the vested stock at that time minus the amount, if any, paid for the stock. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Internal Revenue Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Clearwater Paper Corporation 2023

1	Key Performance, CSR and Environmental Highlights	2	Corporate Governance and Board of Directors	3	Corporate Responsibility	4	Executive Compensation Discussion and Tables	5	Audit Committee Report	6	Annual Meeting Information	7	Proposals

Section 409A. Deferrals made under the Equity Plan, including awards granted under the Equity Plan that are considered to be deferred compensation, may be subject to the requirements of Section 409A of the Internal Revenue Code. These requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals made under the Equity Plan either to comply with Section 409A or to qualify for an exemption from Section 409A.

Section 162(m). Section 162(m) of the Internal Revenue Code renders non-deductible to us certain compensation in excess of $1,000,000 received in any year by our CEO and certain other named executive officers. An exception to this deduction limitation for “performance-based compensation” (which included awards of stock options and performance shares under the Equity Plan and the Prior Plan) was repealed effective for taxable years beginning after December 31, 2017, except for certain amounts payable pursuant to written binding contracts in effect on November 2, 2017.

REQUIRED VOTE

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal. The Amendment to the Clearwater Paper Corporation 2017 Stock Incentive Plan is attached as Appendix A.

Clearwater Paper Corporation 2023

APPENDIX A

AMENDMENT TO THE CLEARWATER PAPER CORPORATION 2017 STOCK INCENTIVE PLAN

The Clearwater Paper Corporation 2017 Stock Incentive Plan (the “Plan”), as adopted by the Board of Directors of Clearwater Paper Corporation (the “Corporation”) on February 28, 2017, is hereby amended as follows effective as of May 11, 2023, subject to approval of such amendments by the Corporation’s stockholders:

1. Section 5 of the Plan (“Stock Subject to Plan”) is hereby amended by revising subsections (a) and (c) thereof to read as follows:

(a)

Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. On and after May 11, 2023, the aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 800,000 Shares, plus the number of Shares subject to outstanding awards under the Prior Plan as of such date which thereafter are forfeited, settled in cash, cancelled or expire. Any Shares issued in connection with any type of Award granted on and after May 11, 2023 shall be counted against this limitation as one Share for every one Share so issued.

The Share limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Corporation, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(c)

Additional Shares. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Shares, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Corporation due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares, Restricted Stock Units or Performance Shares are repurchased by the Corporation or are forfeited to the Corporation, such Shares will become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to an Award of Restricted Shares, Restricted Stock Units or Performance Shares will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing,

(i)

The following Shares issued or delivered under this Plan shall not again be available for grant as described above: (A) Shares tendered in payment of the exercise price of an Option; (B) Shares withheld by the Corporation or any Subsidiary to satisfy a tax withholding obligation with respect to an Option or SAR; and (C) Shares that are repurchased by the Corporation with Option proceeds. Without limiting the foregoing, with respect to any SAR that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the SAR upon exercise.

(ii)

Any Shares that are subject to outstanding Awards of Restricted Shares, Restricted Stock Units or Performance Shares that become available for future grant or sale under the Plan pursuant to the foregoing provisions of this Section 5(c) (i.e., because the Awards or underlying Shares expire or are forfeited, repurchased or used to satisfy the tax withholding obligations related to such Awards) will become available for future grant or sale under the Plan as one Share for every one Share so expired, forfeited, repurchased or withheld, regardless of whether such Awards were originally granted under the Prior Plan or this Plan.

Clearwater Paper Corporation 2023

A-1

To record adoption of this Amendment by the Board of Directors, Clearwater Paper Corporation has caused its authorized officer to execute the same.

Date:	CLEARWATER PAPER CORPORATION

By:
Name:
Title:

Clearwater Paper Corporation 2023

A-2

CLEARWATER PAPER CLEARWATER PAPER CORPORATION LEGAL DEPARTMENT 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote. com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2023 for shares held directly and by 11:59 P.M. ET on 05/8/2023 for shares held in a Clearwater Paper 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2023 for shares held directly and by 11:59 P.M. ET on 05/8/2023 for shares held in a Clearwater Paper 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote Processing, c/o Broadbridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Joe W. Laymon [    ] [    ] [    ] 1b. John P. O’Donnell [    ] [    ] [    ] 1c. Christine M. Tucker [    ] [    ] [    ] The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of the appointment of KPMG, LLP as the Company independent registered public accounting firm for 2023. [    ] [    ] [    ] 3 Advisory vote to approve named executive officer compensation. [    ] [    ] [    ] For address change/comments, mark here. [    ] (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting [    ] [    ] Please sign exactly as your name (S) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. The Board of Directors recommends you Vote 1 YEAR on the following proposal: 4 To recommend, by non-binding vote, the frequency of executive compensation votes. 1 year [    ] 2 years [    ] 3 years [    ] Abstain [    ] The Board of Directors recommends you vote FOR the following proposal: 5 Approve amendment to Clearwater Paper 2017 Stock Incentive Plan For [    ] Against [    ] Abstain [    ] NOTE: This proxy proposal will be voted as directed but if not otherwise directed, for each director, for proposals 2,3 and 5 and for one (1) year on proposal 4. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000590766_1 R1.0.0.6 02 0000000000

To register to attend the webcast of the Annual Meeting go to https://register.proxypush.com/CLW. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K is/are available at www.proxyvote.com. CLEARWATER PAPER CORPORATION Annual Meeting of Stockholders May 11, 2023 9:00 AM This proxy is solicited by the Board of Directors Common: The undersigned hereby appoints Arsen S. Kitch, Michael J. Murphy and Michael S. Gadd, or any one of them, as proxies, each with full power to act without the others and with the powers of substitution in each, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of stock of CLEARWATER PAPER CORPORATION that the undersigned is/are entitled to vote at the Annual Meeting of stockholders to be held at 09:00 AM, PDT on May 11,2023, at 721 pine Street, seattle, WA 98101, and any adjournment or postponement thereof. Address change / comments: (If you noted any Address changes and / or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000590766_2 R1.0.0.6